Exhibit 2(e)

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                        SUPPLEMENTAL AGREEMENT



                     Dated as of February 6, 1995,



                                 Among



                  CABLEVISION INDUSTRIES CORPORATION,
          CABLEVISION MANAGEMENT CORPORATION OF PHILADELPHIA,
                     CABLEVISION PROPERTIES, INC.,
              CABLEVISION INDUSTRIES LIMITED PARTNERSHIP,
            CABLEVISION INDUSTRIES OF SARATOGA ASSOCIATES,
               CABLEVISION INDUSTRIES OF TENNESSEE L.P.,
                  CABLEVISION OF FAIRHAVEN/ACUSHNET,
            CABLEVISION INDUSTRIES OF MIDDLE FLORIDA, INC.,
               CABLEVISION INDUSTRIES OF FLORIDA, INC.,
               CABLEVISION INDUSTRIES OF DELAWARE, INC.,
                        ARA CABLEVISION, INC.,
                              ALAN GERRY,


                           TIME WARNER INC.


                                  And


                       TW CVI ACQUISITION CORP.





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





                           TABLE OF CONTENTS


                                                             Page

     Parties and Recitals  . . . . . . . . . . . . . . .        1


                               ARTICLE I

     Definitions and Interpretation  . . . . . . . . . .        2


                              ARTICLE II

     Closing . . . . . . . . . . . . . . . . . . . . . .        2


                              ARTICLE III

                    Representations and Warranties

     SECTION 3.01.     Representations and
                        Warranties of the                     3
                        Cablevision Companies  . .

                       (a)  Organization, Standing
                            and Corporate Power  .            3
                       (b)  Subsidiaries and Non-
                            Subsidiary Equity                 4
                            Investments  . . . . .
                       (c)  Capital Structure  . .            4
                       (d)  Authority; Non-
                            contravention  . . . .            6
                       (e)  SEC Documents;
                            Financial Statements;             8
                            Budget . . . . . . . .
                       (f)  Absence of Certain
                            Changes or                       10
                            Events . . . . . . . .
                       (g)  Litigation . . . . . .           11
                       (h)  Absence of Changes in
                            Benefit                          12
                            Plans  . . . . . . . .
                       (i)  ERISA Compliance . . .           12
                       (j)  Taxes  . . . . . . . .           15
                       (k)  No Excess Parachute
                            Payments . . . . . . .           16
                       (l)  Brokers; Schedule of
                            Fees and Expenses  . .           16
                       (m)  Contracts; Debt
                            Instruments  . . . . .           16
                       (n)  Title to Properties  .           17

                       (o)  Compliance with
                            Applicable                       18
                            Laws . . . . . . . . .
                       (p)  Franchises . . . . . .           21
                       (q)  Systems  . . . . . . .           22
                       (r)  Overbuilds . . . . . .           22
                       (s)  Rate Regulation  . . .           23
                       (t)  Intellectual Property            23
                       (u)  Transactions with                24
                            Affiliates . . . . . .
                       (v)  Assets and Liabilities
                            of CMP, CPI and CID  .           25

     SECTION 3.02.     Representations and
                        Warranties of the                    25
                        Principal Stockholder  . .
                       (a)  Share Ownership  . . .           25
                       (b)  Authority; Non-                  25
                            Contravention  . . . .
     SECTION 3.03.     Representations and
                        Warranties of Parent and             27
                        Sub  . . . . . . . . . . .

                       (a)  Organization Standing
                            and Corporate Power  .           27
                       (b)  Capital Structure  . .           27
                       (c)  Authority; Non-                  28
                            Contravention  . . . .
                       (d)  Parent SEC Documents;
                            Financial Statements .           30
                       (e)  Litigation . . . . . .           31
                       (f)  Tax Matters  . . . . .           31
                       (g)  Brokers  . . . . . . .           33
                       (h)  Investment . . . . . .           33


                              ARTICLE IV

               Covenants Relating to Conduct of Business

     SECTION 4.01.     Conduct of Business . . . .           33
     SECTION 4.02.     Other Actions . . . . . . .           36


                               ARTICLE V

                         Additional Agreements

     SECTION 5.01.     Access to Information;
                        Confidentiality  . . . . .           36
     SECTION 5.02.     Reasonable Efforts  . . . .           37
     SECTION 5.03.     Incentive Compensation                41
                       Plans . . . . . . . . . . .
     SECTION 5.04.     Benefit Plans and Employee
                        Matters; Director and
                        Officer Indemnification  .           41
     SECTION 5.05.     Appointment of Committee              43

                       Member  . . . . . . . . . .
     SECTION 5.06.     Fees and Expenses . . . . .           43
     SECTION 5.07.     Public Announcements  . . .           44
     SECTION 5.08.     HSR Act . . . . . . . . . .           44
     SECTION 5.09.     Certificates  . . . . . . .           45
     SECTION 5.10.     Excluded Assets . . . . . .           46
     SECTION 5.11.     Certificate of Designations
                        and Amendment  . . . . . .           46
     SECTION 5.12.     Agreement to Cause Vote . .           47
     SECTION 5.13.     Other Agreements  . . . . .           47
     SECTION 5.14.     TWE-Related Consents  . . .           47
     SECTION 5.15.     Other Stockholder Consents            47
     SECTION 5.16.     Tax Matters . . . . . . . .           47
     SECTION 5.17.     Allocation  . . . . . . . .           49
     SECTION 5.18.     Rate Laws and Rate                    49
                        Proceedings  . . . . . . .
     SECTION 5.19.     Capital Expenditures  . . .           51
     SECTION 5.20.     No Other Representations  .           51
     SECTION 5.21.     Discharge of Debt Documents           52
     SECTION 5.22.     Execution of the
                        Registration Rights
                        Agreement and the Support            52
                        Agreement  . . . . . . . .
     SECTION 5.23.     Registration Statement;
                        NYSE                                 52
                        Listing  . . . . . . . . .
     SECTION 5.24.     Termination and Severance
                        Plan; Discharge of
                        Certain Liabilities;                 53
                        Other Employee Matters   .
     SECTION 5.25.     Certain Excluded Assets . .           54
     SECTION 5.26.     Senior Stock  . . . . . . .           55
     SECTION 5.27.     St. Augustine Right of
                       First                                 55
                        Refusal  . . . . . . . . .


                              ARTICLE VI

                         Conditions Precedent

     SECTION 6.01.     Conditions to Each Party's
                        Obligations To Effect the
                        Mergers and the Purchase            55
     SECTION 6.02.     Conditions to Obligation of
                        the Cablevision Companies
                        and the Principal
                        Stockholder To Effect the            56
                        Merger and the Purchase  .
     SECTION 6.03.     Conditions to Obligations
                        of Parent and Sub To
                        Effect any Merger and the            59
                        Purchase   . . . . . . . .

                              ARTICLE VII

                            Indemnification

     SECTION 7.01.     Indemnification   . . . . .           65


                             ARTICLE VIII

                   Termination, Amendment and Waiver

     SECTION 8.01.     Termination, Amendment and            74
                       Waiver  . . . . . . . . . .
     SECTION 8.02.     Effect of Termination . . .           75
     SECTION 8.03.     Amendment . . . . . . . . .           76
     SECTION 8.04.     Extension; Waiver . . . . .           76


                              ARTICLE IX

                          General Provisions

     SECTION 9.01.     Survival of Representations
                        and Warranties   . . . . .           76
     SECTION 9.02.     Notices . . . . . . . . . .           77
     SECTION 9.03.     Counterparts  . . . . . . .           78
     SECTION 9.04.     Entire Agreement; No Third-
                        Party Beneficiaries  . . .           78
     SECTION 9.05.     Governing Law . . . . . . .           79
     SECTION 9.06.     Assignment  . . . . . . . .           79
     SECTION 9.07.     Enforcement; Waiver of Jury           79
                       Trial . . . . . . . . . . .
     SECTION 9.08.     Descriptive Headings  . . .           80
     SECTION 9.09.     Construction  . . . . . . .           80
     SECTION 9.10.     Cooperation . . . . . . . .           80
     SECTION 9.11.     Stock Legends . . . . . . .           82


     Annex and Exhibits

     Annex A.       Definitions and Interpretation

     Exhibit A.     Form of Office Lease
     Exhibit B.     Form of Parent Series E Certificate
     Exhibit C.     Form of Parent Series F Certificate
     Exhibit D.     Form of Registration Rights Agreement
     Exhibit E.     Form of Termination and Severance Plan
     Exhibit F.     [RESERVED]
     Exhibit G.     Form of Opinion of Cravath, Swaine & Moore
     Exhibit H.     Form of Opinion of Dow, Lohnes & Albertson,
                    Regarding Tax Matters
     Exhibit I.     Form of Opinion of Dow, Lohnes & Albertson
     Exhibit J.     Form of Stockholders' Agreement
     Exhibit K.     Form of Escrow Agreement
     Exhibit L.     Form of Noncompetition Agreements

                    SUPPLEMENTAL AGREEMENT dated as of
               February 6, 1995, among CABLEVISION INDUSTRIES CORPORATION, a Delaware corpora-tion (the "Company"), the corporations and partnerships listed on the signature pages hereof as Gerry Companies (the "Gerry Companies" and together with their respective subsidiaries and the Company and their respective subsidiaries, the "Cablevision Companies"), the corporations listed on the signature pages hereof as Direct Holders (the "Direct Holders"), ALAN GERRY, an individual residing at Loomis Road, Liberty, New York (the "Principal Stockholder"), TIME WARNER INC., a Delaware corporation ("Parent"), and TW CVI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub").


          WHEREAS the Principal Stockholder is the principal stockholder of the Company and owns directly or indirectly all of the capital stock and partnership interests of the Gerry Companies;

          WHEREAS the Principal Stockholder desires to transfer his interest in the Company and to transfer the assets and the related liabilities of, or transfer all of the ownership interests in, the Gerry Companies in exchange for certain consideration and Parent wishes to acquire the Company and acquire such assets and assume such related liabilities of, or acquire the ownership interests in, the Gerry Companies;

          WHEREAS in order to effect such transactions, (i) the Company, the Principal Stockholder, Parent and Sub are entering into the Company Merger Agreement, pursuant to which Sub will be merged with and into the Company and the Principal Stockholder and the other Stockholders will receive for each share of Company Common Stock the Merger Consideration (as defined in the Company Merger Agreement);
     (ii) CMP, the Principal Stockholder and Parent are entering into the CMP Merger Agreement, pursuant to which CMP Acquisition Sub will be merged with and into CMP and the Principal Stockholder will receive for each share of common stock of CMP the Merger Consideration (as defined in the CMP Merger Agreement); (iii) CPI, the Principal Stockholder and Parent are entering into the CPI Merger Agreement, pursuant to which the Principal Stockholder will receive for each share of common stock of CPI the Merger Consideration (as defined in the CPI Merger Agreement); and (iv) the Principal Stockholder, the Purchase Gerry Companies, the Direct

     Holders and Parent are entering into the Purchase Agreement, pursuant to which Parent will acquire all of the assets, and assume the related liabilities, of or acquire all of the ownership interests in, the Purchase Gerry Companies and the Principal Stockholder, directly or indirectly, will receive the Purchase Consideration in respect of each Gerry Company; and

          WHEREAS the Company, the Gerry Companies, the Principal Stockholder, the Direct Holders, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Transactions, to prescribe various conditions to the consummation of the Mergers and the Purchase and to provide for certain indemnities in connection therewith;


          NOW, THEREFORE, in consideration of the represen-tations, warranties, covenants, agreements and indemnities contained in this Agreement, the parties agree as follows:


                               ARTICLE I

                    Definitions and Interpretation

          Capitalized terms used herein and not defined herein have the meanings given such terms in Annex A to this Agreement, and the rules of interpretation set forth in Annex A are applicable hereto.


                              ARTICLE II

                                Closing

          The closing of the Mergers and the Purchase (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the seventh business day after satisfaction or waiver of the conditions set forth in Sections 6.01(b), 6.02(e), 6.02(h), 6.03(h) (other than delivery of the certificate called for therein which shall be delivered at Closing) and 6.03(i) (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York,
     NY 10019, unless another date or place is agreed to in writing by the parties hereto. Notwithstanding the fore-going, to the extent that on the date otherwise scheduled for Closing hereunder any of the conditions precedent set forth in any of Sections 6.01(a), 6.02(f)(E), 6.02(g) or 6.03(e) hereof are not satisfied (other than as a result of the existence of a permanent, final, nonappealable injunction prohibiting the consummation of any Merger or the Purchase), the Closing Date shall be postponed to a date seven business days after the date on which the circum-stances preventing such conditions from being satisfied are no longer applicable, but in no event shall the Closing Date be postponed later than February 29, 1996, except as pro-vided in Section 8.01.


                              ARTICLE III

                    Representations and Warranties

          SECTION 3.01. Representations and Warranties of the Cablevision Companies. Subject to any provisions of this Agreement limiting, qualifying or excluding any of the representations or warranties made herein, the Company represents and warrants with respect to itself and its sub-sidiaries only and not with respect to the Gerry Companies and their subsidiaries, and the Gerry Companies jointly and severally represent and warrant with respect to each Gerry Company and its subsidiaries only and not with respect to the Company and its subsidiaries, in each case to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Cablevision Companies is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Each of the Cablevision Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except to the extent such failure to so qualify or be licensed or in good standing would not have a Cablevision Material Adverse Effect. The Cablevision Companies have made available to Parent complete and correct copies of the certificates of incorporation, by-laws, partnership agreement or other organizational documents of each Cablevision Company, in each case as amended to the date of this Agreement (and where requested have furnished copies thereof to Parent).

          (b)  Subsidiaries and Non-Subsidiary Equity
     Investments. (i) Section 3.01(b)(i) of the Disclosure Schedule which has been delivered by the Company and the Gerry Companies to the Parent prior to the execution of this Agreement, lists each subsidiary of the Company and each Gerry Company, the percentage of such Cablevision Company's ownership of each such subsidiary and the identity and per-centage ownership of all other Persons with equity interests in such subsidiary. Except as set forth in
     Section 3.01(b)(i) of the Disclosure Schedule, all the out-standing shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and are owned by the applicable Cablevision Company, by another subsidiary of such Cablevision Company or by such Cablevision Company and another such subsidiary, free and clear of all Liens.

          (ii) The only Non-Subsidiary Equity Investments of any Cablevision Company are those set forth in Sec-tion 3.01(b)(ii) of the Disclosure Schedule, which Schedule reflects the carrying value of each such Non-Subsidiary Equity Investment as of January 15, 1995, and the percentage and nature of such Cablevision Company's ownership of each such Non-Subsidiary Equity Investment. Except as set forth in Section 3.01(b)(ii) of the Disclosure Schedule, the shares of capital stock, the partnership interests or the other equity interests, as applicable, of each Non-Subsidiary Equity Investment that are owned by any Cable-vision Company are owned directly by such Cablevision Company or a wholly owned subsidiary of a Cablevision Company, free and clear of any Liens.

          (c) Capital Structure. (i) The authorized capi-tal stock of the Company consists of 10,000,000 shares of Company Common Stock and 80,000 shares of Company Preferred Stock. As of the date of this Agreement, (A) 10,000,000 shares of Company Common Stock and 42,446.8694 shares of Company Preferred Stock were issued and outstanding and
     (B) no shares of Company Common Stock were held by the Company in its treasury or were reserved for issuance upon exercise of outstanding employee stock options.
     Section 3.01(c)(i) of the Disclosure Schedule sets forth as of the date of this Agreement, a list of the holders of record of shares of Company Common Stock and shares of Company Preferred Stock and the number of shares held by each such holder and specifies all rights that any Person has to acquire any capital stock of the Company or any of its subsidiaries granted by the Company or any of its subsidiaries.

          (ii) Section 3.01(c)(ii) of the Disclosure Sched-ule sets forth for each Gerry Company as of the date of this
     Agreement: (A) in the case of each Gerry Company that is a corporation, (I) the number of authorized, issued and out-standing shares of capital stock of such entity and the amount of such capital stock held in the treasury or reserved for issuance upon exercise of outstanding employee stock options and (II) a list of the holders of record of the shares of capital stock of such entity and the number of shares held by each such holder; (B) in the case of each Gerry Company that is a partnership, (I) a description of the issued and outstanding partnership interests of such Gerry Company and any authorized but unissued partnership interests and (II) a list of the partners in such Gerry Company and the percentage of interest in such partnership held by each such partner; and (C) in each case, all rights that any Person has to acquire any capital stock or partner-ship interests, as applicable, of such Gerry Company granted by any Gerry Company.

          (iii) Except as set forth in paragraphs (i) and (ii) of this Section 3.01(c) or in Section 3.01(c)(iii) of the Disclosure Schedule, no shares of capital stock or other securities of any Cablevision Company were issued, reserved for issuance or outstanding, and no rights exist to acquire any capital stock, partnership interests or other securities of any Cablevision Company granted by any Cablevision Company. Except as set forth in Section 3.01(c)(iii) of the Disclosure Schedule, there are no outstanding stock appreciation rights, phantom stock rights or other instruments or obligations of any Cablevision Company the value of which depends, in whole or in part, on the value of any of the capital stock or partnership interests of any Cablevision Company or the financial or business performance or asset value of any of them. Except as set forth in
     Section 3.01(c)(iii) of the Disclosure Schedule, all out-standing shares of capital stock of each Cablevision Company that is a corporation are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All capital contributions in respect of the partnership interests in each Gerry Company that is a partnership required to be made to the date hereof under the applicable partnership agreement have been made. Except as set forth in Section 3.01(c)(iii) of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness of any Cablevision Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stock-holders of any Cablevision Company may vote. Except as set forth in Section 3.01(c)(iii) of the Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any Cablevision Company is a party or by which any of them is bound obligating such Cablevision Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, partnership interests or other securities of such Cablevision Company or obligating such Cablevision Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in

     Section 3.01(c)(iii) of the Disclosure Schedule, there are no outstanding contractual obligations of any Cablevision Company to repurchase, redeem or otherwise acquire any shares of capital stock or partnership interests of such Cablevision Company.

          (d) Authority; Noncontravention. (i) The Company and each Gerry Company has the requisite corporate or partnership power and authority to enter into the Acquisition Documents to which it is a party and, upon receipt of the requisite shareholder vote in compliance with
     Section 5.12, to consummate the Transactions. The execution and delivery of such Acquisition Documents by the Company and each Gerry Company have been duly authorized by all necessary corporate and shareholder action on the part of the Company and each Gerry Company that is a corporation, and by all necessary partnership and partner action on the part of each Gerry Company that is a partnership. Each Acquisition Document to which a Cablevision Company is a party has been duly executed and delivered (or, in the case of Acquisition Documents to be executed at Closing, when executed will be duly executed and delivered) by such Cablevision Company and constitutes (or, in the case of Acquisition Documents to be executed at Closing, when executed will constitute) a valid and binding obligation of such Cablevision Company, enforceable against such Cablevision Company in accordance with its terms, except
     (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the dis-cretion of the court before which any proceeding therefor may be brought and (C) as rights to indemnity may be limited by federal or state securities laws or the public policies embodied therein. The execution and delivery of the Acquisition Documents to which any Cablevision Company is a party do not, and the consummation of the Transactions and compliance with the provisions of the Acquisition Documents to which such Cablevision Company is a party will not, con-flict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Cablevision Company or any of its subsidiaries under any of the following:

          (I) the certificate of incorporation, by-laws, partnership agreement or other comparable organiza-tional documents of such Cablevision Company or any such organizational documents of any of its sub-sidiaries;


          (II) except as set forth in Section 3.01(d)(i) and (ii) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to such Cablevision Company or any of its subsidiaries or their respective properties or assets (other than any such items that are immaterial in amount and significance to the operations of the System to which they pertain); or

          (III) subject to the governmental filings and other matters referred to in clause (ii) of this Sec-tion 3.01(d), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Cablevision Company or any of its subsidiaries or their respective properties or assets;

     other than, in the case of clauses (II) and (III), any such conflicts, violations, defaults, rights or Liens that indi-vidually or in the aggregate would not (x) have a Cable-vision Material Adverse Effect, (y) impair in any material respect the ability of such Cablevision Company to perform its obligations under the Acquisition Documents or (z) pre-vent, materially delay or make unduly burdensome the consum-mation of any Merger or the Purchase.

          (ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Govern-mental Entity is required by any Cablevision Company in connection with the execution and delivery of the Acquisition Documents to which it is a party or the consummation by such Cablevision Company of the Trans-actions, except for (A) the filing of a premerger noti-fication and report form under the HSR Act, (B) the filing by the Company with the SEC of such reports under Sec-tion 13(a) of the Exchange Act as may be required in con-nection with the Acquisition Documents to which the Company is a party and the transactions contemplated hereby and thereby, (C) the filing of the Certificates of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which any of the Company, CMP and CPI are qualified to do business and
     (IV) other approvals of Governmental Entities, which approvals are listed in Section 3.01(d)(i) and (ii) of the Disclosure Schedule.

          (e)  SEC Documents; Financial Statements;
     Budget.   (i)  The Company has filed all required reports,
     forms, and other documents with the SEC since January 1,

     1993 (such documents as filed and amended through the date this representation is made or deemed made being called the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document made publicly available prior to the date this representation is made or deemed made or as otherwise set forth in
     Section 3.01(e)(i) of the Disclosure Schedule, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in
     Section 3.01(e)(i) of the Disclosure Schedule, the financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been pre-pared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents or in Sec-tion 3.01(e)(i) of the Disclosure Schedule, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Documents, neither the Company nor any of its subsidi-aries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

          (ii) Section 3.01(e)(ii) of the Disclosure Sched-ule describes the following financial statements that have been delivered to Parent: (A)(I) the audited combined balance sheet of certain Gerry Companies and their respective consolidated subsidiaries, in each case as of each of December 31, 1992, and December 31, 1993, and
     (II) the audited combined statements of income and retained earnings and cash flows of such Gerry Companies and their respective consolidated subsidiaries for each such year then ended, and (B)(I) the unaudited interim combined balance sheet of such Gerry Companies and their respective consolidated subsidiaries as of September 30, 1994, and
     (II) the unaudited combined statements of income and retained earnings and cash flows of such Gerry Companies and their respective consolidated subsidiaries, for the year-to-date period then ended, and (C)(I) the unaudited balance sheet of each such Gerry Company and its consolidated sub-sidiaries as of September 30, 1994, and (II) the unaudited statement of income and retained earnings for each such Gerry Company and its consolidated subsidiaries for the year-to-date period then ended, together with in the case of the audited statements, the notes to such financial state-ments and the report of the independent auditors thereon (the financial statements described above in respect of such Gerry Companies and the financial statements of such Gerry Companies delivered or made available pursuant to
     Section 5.01, and the balance sheets hereinafter described or delivered or made available pursuant to Section 5.01, in each case together with the notes to such financial statements, collectively, the "Financial Statements", and the audited combined balance sheets of the Gerry Companies and their respective consolidated subsidiaries as of December 31, 1993, the "Balance Sheets"). The Financial Statements have been prepared in conformity with GAAP con-sistently applied (except as indicated in the notes thereto) and fairly present the consolidated financial position of each such Gerry Company and its consolidated subsidiaries or the combined financial condition and results of operations of such Gerry Companies and their respective consolidated subsidiaries, as applicable, as of the respective dates thereof and for the respective periods indicated (subject, in the case of unaudited statements, to normal year-end adjustments). Except as disclosed, reflected or reserved against in the balance sheets forming part of the Financial Statements or as set forth on Section 3.01(e)(ii) of the Disclosure Schedule, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheets included in the Financial Statements, none of such Gerry Companies nor any of their respective consolidated subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent, or otherwise) required by GAAP to be recognized or disclosed on combined balance sheets of such Gerry Companies and their respective consolidated subsidiaries or in the notes thereto.

          (iii) Section 3.01(e)(iii) of the Disclosure Schedule sets forth a schedule of planned capital expendi-ture projects for each Cablevision Company for the period ending
     December 31, 1995 (the "Capital Budget").

          (f) Absence of Certain Changes or Events. Except as disclosed in Section 3.01(f) of the Disclosure Schedule, since September 30, 1994 (and, in the case of clauses (ii), (iii) and (iv), except for matters occurring after the date hereof that are expressly permitted under Section 4.01 hereof), each of the Cablevision Companies has conducted its business in all material respects only in the ordinary course, and there has not been (i) as of the date hereof any Cablevision Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other dis-tribution (whether in cash, stock or property) with respect to any Cablevision Company's capital stock or partnership interests, (iii) any split, combination or reclassification of any Cablevision Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or partnership interests, (iv) (A) any granting by any Cablevision Company to any executive officer of any Cablevision Company or any subsidiary thereof of any increase in compensation (except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents), in the case of the Company, or the date of the Balance Sheet, in the case of any Cablevision Company (all of such increases, other than increases referred to in the preceding parenthetical, being set forth or described in
     Section 3.01(f) of the Disclosure Schedule), (B) any granting by any Cablevision Company to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Documents or the date of the Balance Sheets, as applicable (all of such increases being set forth in Section 3.01(f) of the Disclosure Schedule), or (C) any entry by any Cablevision Company into any employment, severance or termination agreement with any such executive officer,
     (v) as of the date hereof, any damage, destruction or loss, whether or not covered by insurance, that has or could be reasonably likely to have a Cablevision Material Adverse Effect or (vi) any change in accounting methods, principles or practices by any Cablevision Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP and described in
     Section 3.01(f) of the Disclosure Schedule (or, in the case of changes required by GAAP that arise after the date hereof and prior to the Closing Date, otherwise disclosed in writing to Parent).

          (g) Litigation. Except as disclosed in Sec-tion 3.01(g) of the Disclosure Schedule, as of the date hereof, there is no suit, action or proceeding pending before any court, any governmental administrative agency or any arbitrator or, to the knowledge of any Cablevision Company, threatened in writing against any Cablevision Company that, individually or in the aggregate, could reasonably be expected to (i) have an adverse effect on the business, properties, condition or results of operations of the Cablevision Companies that constitutes a Cablevision Material Adverse Effect, (ii) impair in any material respect the ability of the Cablevision Companies or the Principal Stockholder to perform their respective obligations under any Acquisition Document or (iii) prevent, materially delay or make unduly burdensome the consummation of any of the Transactions, nor as of the date hereof is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against any Cablevision Company having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i)-(iii).

          (h) Absence of Changes in Benefit Plans. Except as disclosed in Section 3.01(h) of the Disclosure Schedule or as required by applicable law, since December 31, 1993, there has not been any adoption or amendment in any material respect by any Cablevision Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock owner-ship, stock purchase, stock option, phantom stock, retire-ment, vacation, severance, disability, death benefit, hos-pitalization, medical or other plan, arrangement or under-standing (whether or not legally binding) providing benefits to any current or former employee, officer or director of such Cablevision Company (collectively, "Benefit Plans"). Except as disclosed in Section 3.01(h) of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between any Cablevision Company and any current or former officer or director of such Cablevision Company as to which there remain any unfulfilled obligations of any Cablevision Company (other than continuing obligations as to confidentiality).

          (i) ERISA Compliance. (i) The Cablevision Companies have delivered to Parent true, complete and correct copies of all Benefit Plans that are in effect on the date of this Agreement, including all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by any Cablevision Company or any other Person that, together with such Cablevision Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of any Cable-vision Company. The Cablevision Companies have delivered to Parent true, complete and correct copies of (x) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each trust agreement and group annuity contract relating to any Benefit Plan.

          (ii) Each Benefit Plan has been administered in all material respects in accordance with its terms. Each Cablevision Company and all the Benefit Plans are all in compliance in all material respects with applicable provi-sions of ERISA and the Code.

          (iii) Except as disclosed in Section 3.01(i)(iii) of the Disclosure Schedule, all Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code and no such determina-tion letter has been revoked nor, to the knowledge of any Cablevision Company, has revocation been threatened in writing, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

          (iv) No Pension Plan that any Cablevision Company maintains, or to which such Cablevision Company is obligated to contribute, other than any Pension Plan that is a "multi-employer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "Multi-employer Pension Plans"), had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assump-tions which have been furnished to Parent and no Cablevision Company is aware of any facts or circumstances that would materially change the funded status of any such Benefit Plans. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), and there has been no application for a waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan that is a Pension Plan.

          (v)  Except to the extent set forth in Sec-
     tion 3.01(i)(v) of the Disclosure Schedule, none of the Cablevision Companies, any of the Commonly Controlled Entities, any officer of any of them or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or, to the knowledge of any Cablevision Company, any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject any Cablevision Company or any officer thereof to a material amount of tax or penalty under ERISA, the Code or other applicable law. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA but excluding any events with respect to which the reporting obligation has been waived by a Governmental Entity) with respect thereto, during the last five years with respect to which any Cablevision Company has any continuing liability.

          (vi) None of the Cablevision Companies or any Commonly Controlled Entity has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) with respect to any of the Multi-employer Pension Plans that could lead to the imposition of any withdrawal liability under Section 4201 of ERISA; and no action has been taken that alone or with the passage of time could result in either a partial or complete withdrawal by any Commonly Controlled Entity or in any liability under Title IV of ERISA in respect of any such Plan.

          (vii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Sec-tion 3.01(i)(vii) of the Disclosure Schedule, (x) no such Benefit Plan is funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of
     Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to any Cablevision Company at the Closing Date or at any time thereafter.

          (j) Taxes. (i) Each Cablevision Company has filed all Federal income tax returns and reports and all other material tax returns and reports required to be filed by them, either on a separate or combined or consolidated basis. Each such return (other than an information return or report) correctly sets forth the tax liability (if any) of the taxpayer or taxpayers for the taxable period covered by the return. Each Cablevision Company has paid (or caused to be paid on its behalf) all Taxes shown as due on such returns and all material Taxes for which no return was required to be filed. The most recent financial statements contained in the SEC Documents reflect an adequate reserve for all material unpaid Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such statements, and the Financial Statements reflect an adequate reserve for all material unpaid Taxes payable by each Gerry Company. Any unpaid Taxes of a Cablevision Company for all Pre-Closing Tax Periods will be included in the Working Capital Liabilities of such Cablevision Company.

          (ii) Except as disclosed in Section 3.01(j)(ii) of the Disclosure Schedule or in the case of deficiencies asserted, proposed or assessed after the date hereof, as disclosed in writing to Parent, (x) no material deficiencies for any Taxes have been asserted, proposed or assessed against any Cablevision Company that have not been paid, accrued or otherwise settled and (y) no requests for waivers of the time to assess any Taxes are pending.

          (iii) No consent under Section 341(f) of the Code has ever been filed with respect to any Cablevision Company. None of the Cablevision Companies will be required to include any amount in its income or exclude any amount from its deductions in any taxable period ending after the Closing Date by reason of a change in method of accounting or use of the installment method of accounting in any Pre-Closing Tax Period.

          (iv) The Company's aggregate net operating loss carryover under Section 172 of the Code for its taxable year ending on the day that includes the Effective Time, on a consolidated basis (the "Company Federal NOL"), is not less than $250,000,000. Parent and Sub hereby acknowledge and agree that notwithstanding anything to the contrary con-tained in this Agreement, including the representations and warranties made by the Company and the Gerry Companies in
     Section 3.01(e), (A) no representation or warranty has been or is hereby being made as to the amount of net operating loss carryover for the Company's taxable year ending on the Closing Date under any state or local tax statute (the "Company State NOL"); and (B) so long as the Company Federal

     NOL is not reduced to an amount less than $250,000,000, any reduction in the amount of the Company Federal NOL or in the Company State NOL shall not (I) cause or constitute, directly or indirectly, a breach by any Cablevision Company of any of the representations or warranties made by it in this Agreement (and such representations and warranties shall hereby be deemed to be modified appropriately to reflect the impact of any such reduction), or (II) give rise to any claim for indemnification by Parent under Article VII of this Agreement.

          (k) No Excess Parachute Payments. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of any Cablevision Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized when so received as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (l) Brokers; Schedule of Fees and Expenses. Except as set forth in Section 3.01(l) of the Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Principal Stockholder or any Cablevision Company.

          (m) Contracts; Debt Instruments. (i) Except as disclosed in Section 3.01(m)(i) of the Disclosure Schedule, as of the date of this Agreement, there is no contract or agreement that is material to the business, financial con-dition or results of operations of the Cablevision Companies taken as a whole. Except for waivers and consents which have not been obtained that are necessary in connection with the consummation of the Transactions, and except as set forth on Section 3.01(m)(i) of the Disclosure Schedule, none of the Cablevision Companies is in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under)
     (A) any loan or credit agreement, note, bond, mortgage or indenture or (B) any other contract, agreement, arrangement or understanding ("Other Contracts"), to which it is a party or by which it or any of its properties or assets is bound (exclusive of any such Other Contracts that are immaterial as to amount and significance to the operations of the

     System to which they pertain and are routinely entered into the ordinary course of business).

          (ii) The Cablevision Companies have delivered to Parent true and correct copies of the Debt Documents. Set forth in Section 3.01(m)(ii) of the Disclosure Schedule is
     (A) a list as of the date hereof of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of any Cablevision Company thereof in an aggregate principal amount in excess of $50,000 is out-standing or may be incurred and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement. The aggregate amount of Indebtedness of the Cablevision Companies that is not referred to in
     Section 3.01(m)(ii) of the Disclosure Schedule is not in excess of $250,000.

          (iii) Set forth in Section 3.01(m)(iii) of the Disclosure Schedule are all contracts in effect as of the date of this Agreement between any Cablevision Company and any cable programming service or broadcast television station. Except as set forth in Section 3.01(m)(iii) of the Disclosure Schedule and except for waivers and consents which have not been obtained that are necessary in connection with the consummation of the Transactions, the Cablevision Companies have all contracts (including oral arrangements of the type referred to in Section 3.01(m)(iii) of the Disclosure Schedule) for programming and retrans-mission consent as are necessary for the conduct of the business and operations of the Systems as presently con-ducted and no Cablevision Company is in default in any material respect of its obligations under any such contracts.

          (n) Title to Properties. (i) Section 3.01(n) of the Disclosure Schedule sets forth as of the date hereof all real property owned in fee or leased by any Cablevision Company (including the street address or, if none, the location, of each such property) and, in the case of owned real property, whether such Cablevision Company holds title insurance in respect thereof. Each Cablevision Company thereof has good and, in the case of real property, market-able title to, or valid leasehold interests in (subject to Section 3.01(n)(ii) below), all its material real and personal properties and assets except for (A) such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business,
     (B) defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted and (C) as disclosed in Sec-tion 3.01(n) of the Disclosure Schedule. All such material properties and assets, other than properties and assets in which such Cablevision Company has leasehold interests, are free and clear of all Liens, except for Liens that, in the aggregate, do not and will not materially interfere with the ability of such Cablevision Company to conduct business as currently conducted and Liens disclosed in Section 3.01(n) of the Disclosure Schedule.

          (ii) Each Cablevision Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except (A) leases which have expired in accordance with their respective terms and which can reasonably be expected to be renewed or replaced in the ordinary course of business, and (B) leases which are immaterial as to amount and significance to the operations of the System to which they pertain and are routinely entered into in the ordinary course of business. Each Cablevision Company thereof enjoys peaceful and undisturbed possession under all leases to which it is a party (except such leases excluded under clauses (A) and (B) of the immediately preceding sentence).

          (o) Compliance with Applicable Laws. (i) Except as set forth in Section 3.01(o)(i) of the Disclosure Sched-ule, each Cablevision Company holds all Permits (including all FCC and Federal Aviation Administration ("FAA") Permits)
     (x) as are necessary for it to own, lease or operate its properties and assets, including its Systems, and (y) as are necessary for it to carry on its business as presently conducted (other than, in the case of each of clauses (x) and (y), any Permits that are immaterial as to amount and significance to the operations of the System to which they relate and can be expected to be obtained on a routine basis in the ordinary course of business). Except as set forth in
     Section 3.01(o)(i) of the Disclosure Schedule and subject to the receipt of any necessary consents for the consummation of any Merger, the Purchase or the other Transactions, each Cablevision Company is in compliance in all material respects with the terms of the Permits (other than those of the type referred to in the parenthetical of the immediately preceding sentence) applicable to it. Except as set forth in Section 3.01(o)(i) of the Disclosure Schedule and subject to the receipt of any necessary consents for the consummation of any Merger, the Purchase or the other Transactions, the businesses of the Cablevision Companies are not being conducted in violation in any material respect of any law, ordinance or regulation of any Governmental Entity and, except as set forth in Section 3.01(o)(i) of the Disclosure Schedule, as of the date of this Agreement, no Cablevision Company has any knowledge of any allegation or claim to the contrary (except that no representation or warranty is made with respect to any Rate Laws, Rate Prac-tices or Rate Proceedings). As of the date hereof, except as set forth in Section 3.01(o)(i) of the Disclosure Sched-ule, to the knowledge of the Cablevision Companies, no investigation or review by any Governmental Entity with respect to any Cablevision Company is pending, or, to the knowledge of any Cablevision Company, threatened in writing, nor as of the date hereof has any Governmental Entity indicated an intention in writing to a Cablevision Company to conduct the same.

          (ii) Each Cablevision Company has made all submissions (including registration statements) required under the Communications Act and the applicable rules and regulations thereunder. The Cablevision Companies have made available to Parent copies of each such submission that was made within the three year period immediately preceding the date of this Agreement.

          (iii)  (A) Except as set forth in Sec-
     tion 3.01(o)(iii)(A) of the Disclosure Schedule, the Cablevision Companies hold, and are in material compliance with, all Environmental Permits, and are in material compliance with all Environmental Laws;

          (B) As of the date hereof, none of the Cablevision
       Companies has received any oral or written communication from any Governmental Entity that alleges that it is not in compliance in any material respect with any Environmental Laws or Environmental Permits;

          (C) As of the date hereof, none of the Cablevision Companies has entered into or agreed to any court decree or order and none of them is subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law;

          (D) No Lien that could reasonably be expected to give rise to material liability to a Cablevision Company has been attached and is continuing, asserted, or to the knowledge of any Cablevision Company, threatened, to or against any real or personal property of any Cablevision Company pursuant to any Environmental Law;

          (E) Except as set forth in Section 3.01(o)(iii)(E) of the Disclosure Schedule, there has been no treat-ment, storage, disposal or Release, at any time and in any manner, including disposal in landfills, pits, ponds or lagoons, of any Hazardous Substance on any property owned, operated or leased by any Cablevision Company at any time in any manner that could reasonably be expected to give rise to material liability to a Cablevision Company;

          (F) Except as set forth in Section 3.01(o)(iii)(F) of the Disclosure Schedule, none of the Cablevision Companies has any material contingent liabilities in respect of its business operations as presently conducted in connection with any Hazardous Substance;

          (G) As of the date hereof, none of the Cablevision Companies has received a CERCLA 104(e) information request or has been named a potentially responsible party at any site included on the federal National Priorities List (as that term is defined under Environmental Law) or any site listed for investigation or remediation under any analogous state law;

          (H) Any and all above-ground or, to the best knowledge of such Cablevision Company upon due inquiry, underground storage tanks on, under or about property owned, operated or leased by any Cablevision Company (the "Tanks") are listed in Section 3.01(o)(iii)(H) of the Disclosure Schedule.

          (I) Except as set forth in Section 3.01(o)(iii)(I) of the Disclosure Schedule, the Tanks are in material compliance with all Environmental Laws including regu-lations regarding licenses and registration and technical requirements regarding tank system installation, upgrading and retrofitting and any former above-ground or underground tanks on such property have been removed in accordance with Environmental Law and no residual contamination, if any, remains at such sites in excess of applicable standards; and

          (J) Except as set forth in Section 3.01(o)(iii)(J) of the Disclosure Schedule, there are no poly-chlorinated biphenyls in any article, container or equipment on, under or about property owned, operated or leased by any Cablevision Company and there is no asbestos-containing material at, on, under or within such properties, in either case at levels or in a condition requiring removal, treatment or remediation under Environmental Law (on the basis of the manner in which such properties are currently used by the relevant Cablevision Company).

          (p) Franchises. Section 3.01(p) of the Disclosure Schedule sets forth each Federal, state, county or municipal franchise for the construction, operation, main tenance or ownership of a cable television system that is held by a Cablevision Company (each, a "Franchise") as of the date of this Agreement and that is required for the conduct of the business and operations of the Systems as presently conducted, the Systems in respect of each such Franchise, the expiration date of each such Franchise. Except as set forth in Section 3.01(p) of the Disclosure Schedule, (i) as of the date hereof, there are no applications by any Cablevision Company outside the ordinary course in connection with the business and operations of the Systems, nor as of the date hereof are there any proceedings pending or, to the knowledge of any Cablevision Company, threatened in writing before any Governmental Entity relating to the business or operations of the Systems, other than rate complaints or certifications filed with the Governmental Entities by subscribers or franchising authorities, copies of which have been made available to Parent; (ii) as of the date hereof, no Governmental Entity that has issued a Franchise has notified any Cablevision Company of its intention to exercise any rights to purchase the Systems or any portion thereof subject to such Franchise; (iii) subject to receipt of any necessary consents arising as a result of any Merger, the Purchase or the other Transactions, the operations of the Systems are in material compliance with the requirements of the Franchises;
     (iv) subject to receipt of any necessary consents arising as a result of any Merger, the Purchase or the other Transactions, the Franchises listed in Section 3.01(p) of the Disclosure Schedule were validly and lawfully issued and are in full force and effect and their respective terms have not expired, except for Franchises that, although beyond their stated term, have been extended or otherwise continued on an interim basis pending negotiation of a definitive renewal Franchise agreement (which facts are set forth in Section 3.01(p) of the Disclosure Schedule) and can reason-ably be expected to be renewed on commercially reasonable terms from the point of view of the operator; and
     (v) subject to receipt of any necessary consents arising as a result of any Merger, the Purchase or the other Transactions, assuming due authorization and issuance of such Franchise by the applicable Governmental Entity, each Franchise constitutes the legal, valid and binding agreement of the Cablevision Company to which it is applicable. The Cablevision Companies have made available to Parent true and complete copies of all Franchises, including all amendments thereto and interpretive letters in respect thereof, and true and complete written summaries of all oral agreements and understandings in respect of any Franchise. To the knowledge of the Cablevision Companies, there is no basis for the non-renewal of any Franchise for the provision of cable television service, and as of the date hereof, no Governmental Entity has asserted any such claim.

          (q) Systems. Section 3.01(q) of the Disclosure Schedule sets forth each System and the following in respect thereof as of December 31, 1994: (i) the approximate number of Homes Passed, (ii) the approximate number of miles of installed cable, (iii) the number of Basic Equivalent Sub-scribers and (iv) the Basic Subscriber Rate of such System. Except as set forth in Section 3.01(q) of the Disclosure Schedule, all Systems owned by the Gerry Companies have been so owned for over three years.

          (r) Overbuilds. Except as set forth in Sec-tion 3.01(r) of the Disclosure Schedule, as of the date hereof, (i) to the knowledge of any Cablevision Company, no other Person has applied for a franchise or other authoriza-tion to operate a cable television system, MMDS, video dial-tone service or other multi-channel video programming ser-vice in the Franchise Areas served by the Systems; and
     (ii) no construction programs are being undertaken or to the knowledge of any Cablevision Company, are threatened to be undertaken, by other Persons to construct a cable television system, MMDS or other multi-channel video programming service in the Franchise Areas served by the Systems.
     Except as set forth in Section 3.01(r) of the Disclosure Schedule, as of the date hereof, there are no existing over-builds of the Systems in the Franchise Areas.

          (s) Rate Regulation. (i) The Cablevision Com-panies have filed and made available to Parent true and com-plete copies of all rate regulation forms required to be filed with the FCC and/or the appropriate franchising authority for each of the Systems that is required to file such forms, and has delivered to Parent a list of all Governmental Entities that are certified to regulate rates pursuant to the laws, ordinances and regulations of the FCC and a list of all Franchise Areas in which a complaint regarding cable programming services has been filed with the FCC (other than those that have been rejected by the FCC or have been withdrawn). All factual statements made by or on behalf of a Cablevision Company in any such form are, in all material respects, accurate and complete as of the date when made.

          (ii) Except as set forth in Section 3.01(s)(ii) of the Disclosure Schedule, as of the date hereof, no System has received any written notice from any Governmental Entity of its intent to (A) assert jurisdiction to regulate such System's subscriber rates or (B) investigate such rates or business practices, pursuant to a subscriber complaint or otherwise including under any state or local so-called con-sumer protection, trade practice or other similar law, or with respect to any other statute, law, ordinance, rule or regulation.

          (t) Intellectual Property. (i) Section 3.01(t)(i) of the Disclosure Schedule sets forth a list of the Intel-lectual Property of each Cablevision Company, specifying
     (A) the title thereof, if any, (B) the registration or application number thereof, if any, (C) the record owner thereof and (D) the jurisdictions in which such Intellectual Property has been issued or registered, or in which an application for such issuance or registration has been filed. With respect to any material item of intellectual property, each such Cablevision Company has the sole and exclusive right, title, and interest in and to all such Intellectual Property, free and clear of all Liens, except as set forth in Section 3.01(t)(i) of the Disclosure Schedule, and the consummation of the Transactions will not alter or impair any such rights. As of the date hereof, there are no claims or suits pending, or to the knowledge of any Cablevision Company, threatened in writing against any Cablevision Company challenging such Cablevision Company's ownership or right to use the Intellectual Property.

          (ii) Except as set forth in Section 3.01(t)(ii) of the Disclosure Schedule, each Cablevision Company has filed with the U.S. Copyright Office all required Statements of Account in true and correct form in all material respects (which Statements of Account have been made available to Parent) and has paid when due all copyright royalty fee payments.

          (u) Transactions with Affiliates. Except as set forth in Section 3.01(u) of the Disclosure Schedule, the SEC Documents or the Financial Statements, there are no agree-ments, contracts or other arrangements between the Cable-vision Companies, on the one hand, and any Stockholder or any of its affiliates (other than any Cablevision Company) or any present officer or director of any Cablevision Company, on the other hand, and except as set forth in Sec-tion 3.01(u) of the Disclosure Schedule, none of such agree-ments, contracts or other arrangements will continue in effect after the Closing Date. Except as set forth in Sec-tion 3.01(u) of the Disclosure Schedule, after the Closing Date no Stockholder or any affiliate thereof and no present officer or director of any Cablevision Company has any interest in any property (real or personal, tangible or intangible) or contract used in, as of the Closing Date, or pertaining to, as of the Closing Date, the business of any Cablevision Company. Except as set forth in Section 3.01(u) of the Disclosure Schedule, neither the Principal Stockholder nor any affiliate thereof has any direct or indirect ownership interest in any Person (other than through a Cablevision Company) with which any Cablevision Company competes or has a business relationship. Except as set forth in Section 3.01(u) of the Disclosure Schedule, no

     Stockholder provides services to any of the Cablevision
     Companies which services are material to the Cablevision
     Companies, taken as a whole.

          (v) Assets and Liabilities of CMP, CPI and CID. As of the Closing Date, the sole asset of each of CPI and CID will be the partnership interest in CILP identified in
     Section 3.01(b)(i) of the Disclosure Schedule as owned by such entity. As of the Closing Date, neither CPI nor CID will have any liabilities other than those arising out of, relating to or resulting from the ownership of such partnership interests and the ownership and operation of CILP. As of the Closing Date, CMP will have no liabilities other than those arising out of, relating to or resulting from the performance of its obligations under the Management Agreement dated as of June 23, 1986, between Wade Communications Partnership and CMP.

          SECTION 3.02.  Representations and Warranties of the
     Principal Stockholder. The Principal Stockholder repre-sents and warrants to Parent and Sub as follows:

          (a) Share Ownership. Except as set forth in Sec-tion 3.01(c) or 3.02(a) of the Disclosure Schedule, and subject to transfers of ownership after the date of this Agreement described in Section 3.02(a) of the Disclosure Schedule, the Principal Stockholder is the owner, bene-ficially and of record, of (i) the number of shares of Company Common Stock and Company Preferred Stock as is set forth in Section 3.02(a) of the Disclosure Schedule and
     (ii) all of the shares of capital stock or partnership interests, as applicable, of each Gerry Company. The ownership interests of the Direct Holders in any of the Gerry Companies are set forth in Section 3.01(b)(i) and
     (c)(ii) of the Disclosure Schedule.  Except as set forth in
     Section 3.02(a) of the Disclosure Schedule, the Principal Stockholder holds good and valid title to such Company Common Stock, capital stock and partnership interests, and the Direct Holders hold good and valid title to the equity interests in the Gerry Companies owned by them, in each case free and clear of all Liens. Except as set forth in Sec-tion 3.02(a) of the Disclosure Schedule, there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any capital stock of any Cablevision Company held by the Principal Stockholder.

          (b) Authority; Noncontravention. The Principal Stockholder has all requisite capacity to enter into the Acquisition Documents to which he is a party and to consummate the Transactions. Each of the Direct Holders has the requisite corporate power and authority to enter into the Acquisition Documents to which it is a party and, upon receipt of the requisite shareholder vote in compliance with
     Section 5.12, to consummate the Transactions. Each of the Acquisition Documents to which the Principal Stockholder or a Direct Holder is a party has been duly executed and deliv-ered (or, in the case of Acquisition Documents to be executed at Closing, when executed will be duly executed and delivered) by the Principal Stockholder or such Direct Holder and constitutes (or, in the case of Acquisition Documents to be executed at Closing, when executed will constitute) a valid and binding obligation of the Principal Stockholder or such Direct Holder, enforceable in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) as rights to indemnity may be limited by Federal or state securities laws or the public policies embodied therein. Except as set forth in Section 3.02(b) of the Disclosure Schedule, the execution and delivery of the Acquisition Documents and compliance with the provisions of the Acquisition Documents by the Principal Stockholder and the Direct Holders, does not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Principal Stockholder or either Direct Holder under, subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Principal Stockholder or his properties or assets, other than any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not
     (x) have a Cablevision Material Adverse Effect, (y) impair in any material respect the ability of the Principal Stock-holder or either Direct Holder to perform his or its obligations under the Acquisition Documents or (z) prevent, materially delay or make unduly burdensome the consummation of any Merger or the Purchase. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by the Principal Stockholder or either Direct Holder in connection with the execution and delivery of the Acquisition Documents by the Principal Stockholder or either Direct Holder or the consum-mation by the Principal Stockholder or either Direct Holder of the Transactions, except for (I) the filing of a pre-merger notification and report form by the Principal Stockholder under the HSR Act, (II) the filing of the

     Certificates of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (III) other approvals of Governmental Entities listed in Section 3.02(b) of the Disclosure Schedule.

          SECTION 3.03. Representations and Warranties of Parent and Sub. Parent and Sub each represents and warrants to the Cablevision Companies and the Principal Stockholder as follows:

          (a) Organization Standing and Corporate Power. Parent and each of its subsidiaries (including Sub) is and, as of the Closing Date, CPI Acquisition Sub and CMP Acquisition Sub will be, a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or partnership power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Parent Material Adverse Effect. Parent has delivered to the Company complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorpora-tion and by-laws of Sub, in each case as amended to the date of this Agreement.

          (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of 750,000,000 shares of Parent Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share (the "Additional Parent Preferred Stock"). As of the close of business on November 30, 1994, 379,254,613 shares (excluding 45,677,131 shares held by Parent in its treasury (or by a wholly owned subsidiary of Parent)) of Parent Common Stock were outstanding. As of the close of business on November 30, 1994, 962,068 shares of Additional Parent Preferred Stock were outstanding (consisting entirely of Series B 6.40% Preferred Stock), and 4,000,000 shares of Series A Participating Cumulative Preferred Stock were reserved for issuance pursuant to the Rights Agreement dated as of January 20, 1994, between Parent and Chemical Bank as Rights Agent. As of December 31, 1993, Parent had reserved
     (i) 66,197,497 shares of Parent Common Stock for issuance upon the conversion of 8.75% convertible subordinated debentures, zero coupon convertible notes and other convertible securities of Parent, and (ii) 72,953,537 shares of Parent Common Stock for issuance upon the exercise of outstanding options to purchase shares of Parent. All out-standing shares of capital stock of Parent have been duly authorized, validly issued and fully paid and nonassessable, not subject to, or issued in violation of, any preemptive rights and have not been issued in violation of any Federal or state securities laws. As of the date of this Agreement, Sub, and, with respect to CPI Acquisition Sub and CMP Acquisition Sub as of the Closing Date, the authorized capital stock of each such entity consists of or will consist of 1,000 shares of common stock, par value $1.00 per share, all of which have been or will have been validly issued, are or will be fully paid and nonassessable and are or will be owned by Parent free and clear of any Liens.

          (c) Authority; Noncontravention. Parent and Sub each have, and, as of the Closing Date, CPI Acquisition Sub and CMP Acquisition Sub will have, all requisite corporate power and authority to enter into the Acquisition Documents and to consummate the Transactions. The execution and delivery of the Acquisition Documents and the consummation of the Transactions have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Sub and as of the Closing Date will have been so authorized by CPI Acquisition Sub and CMP Acquisition Sub. The Acquisition Documents to which it is a party have been duly executed and delivered by each of Parent and Sub (or, in the case of Acquisition Documents to be executed at Closing including, in the case of each of CPI Acquisition Sub and CMP Acquisition Sub, the execution of the Merger Agreement to which it will be a party, when executed will be duly executed and delivered) and constitute (or, in the case of Acquisition Documents to be executed at Closing, including, in the case of each of CPI Acquisition Sub and CMP Acquisition Sub, the execution of the Merger Agreement to which it will be a party, when executed will constitute) valid and binding obligations of each of Parent, Sub, CPI Acquisition Sub and CMP Acquisition Sub, enforceable against each of them in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) as rights to indemnity may be limited by Federal or state securities laws or the public policies embodied therein. The execution and delivery of the Acquisition Documents do not, and the consummation of the Transactions and compliance with the provisions of the Acquisition Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective pro-perties or assets or (iii) subject to the governmental fil-ings and other matters referred to in the following sen-tence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its sub-sidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such con-flicts, violations, defaults, rights or Liens that individu-ally or in the aggregate would not (x) have a Parent Mate-rial Adverse Effect, (y) impair in any material respect the ability of Parent, Sub, CPI Acquisition Sub or CMP Acquisition Sub to perform its obligations under the Acquisition Documents or (z) prevent, materially delay or make unduly burdensome the consummation of any Merger or the Purchase. No consent, approval, order or authorization of, or registration, declaration or filing with, any Govern-mental Entity is required by Parent or any of its subsidi-aries in connection with the execution and delivery of the Acquisition Documents or the consummation by Parent, Sub, CPI Acquisition Sub or CMP Acquisition Sub, as the case may be, of any of the Transactions, except for (I) the filing of a premerger notification and report form under the HSR Act,
     (II) the filing with the SEC of such reports under Sections 13(a), 13(d) and 16 of the Exchange Act as may be required in connection with the Acquisition Documents and the Transactions, (III) the filing of the Certificates of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company, Sub, CPI Acquisition Sub or CMP Acquisition Sub, as applicable, is qualified to do busi-ness, (IV) approvals of the FCC and local franchising authorities to the extent necessary to consummate the Transactions as set forth in Section 3.01(d)(i) of the Disclosure Schedule and (V) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, (x) have a Parent Material Adverse Effect, (y) prevent, materially delay or make unduly burdensome the consummation of any Merger or the Purchase or (z) impair in any material respect the ability of Parent, Sub, CPI Acquisition Sub or CMP Acquisition Sub to perform its obligations under the Acquisition Documents.

          (d)  Parent SEC Documents; Financial Statements.
     Parent has filed all required reports, forms and other docu-ments with the SEC since January 1, 1993 (such documents as filed and amended through the date this representation is made or deemed made being called the "Parent SEC Docu-ments"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Docu-ments, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date this representation is made or deemed made, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or other-wise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto. Notwithstanding the provisions of this Section 3.03(d), Parent shall not be deemed to have made any representations or warranties to any Cablevision Company or to the Principal Stockholder with respect to any information furnished in writing by any Cablevision Company, any Stockholder or any of their respective representatives for inclusion in any Parent SEC Document.

          (e) Litigation. There is no suit, action or pro-ceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to
     (i) impair in any material respect the ability of Parent or any of its subsidiaries to perform its obligations under the Acquisition Documents, (ii) materially delay the ability of Parent or any subsidiary to perform its obligations under the Acquisition Documents or (iii) have an adverse effect on the business, properties, conditions or results of operations of Parent or any subsidiary thereof that constitutes a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any subsidiary thereof having, or which is reasonably likely to have, any of the foregoing effects referred to in clauses (i)-(iii).

          (f) Tax Matters. (i) Neither Parent nor any of its affiliates has any intention of requesting any Cablevision Company to take any action pursuant to Section 5.02(e) that would cause any Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor any of its affiliates has any intention of assigning its rights and obligations hereunder pursuant to Section 9.06 or otherwise so as to cause any Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor any of its affiliates has any plan or intention of taking, or permitting any Surviving Corporation to take, any action after the Effective Time (including any transfer of any assets by any Surviving Corporation) that would itself (without regard to any action taken by the Company, CMP or CPI or any of their stockholders prior to the Effective Time (other than (A) transfers of Excluded Assets permitted by Sections 5.10 and 5.25, and (B) other transfers, redemptions and distributions disclosed in Section 4.01 of the Disclosure Schedule prior to the Effective Time) or by any of such stockholders after the Effective Time) cause any Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (it being understood that the performance by Parent or any affiliates thereof of its obligations under the Acquisition Documents (including the Parent Series E Certificate and the Parent Series F Certificate) shall not constitute a breach of this Sec-tion 3.03(f)(i)).

          (ii) Parent has formed Sub, and will form CMP Acquisition Sub and CPI Acquisition Sub, solely in order to consummate the transactions contemplated by the Merger Agreements and the Supplemental Agreement, and at no time will any of such corporations conduct any business activities or other operations of any kind, other than the issuance of its stock to Parent prior to the Effective Time.

          (iii) Immediately prior to each Merger, Parent will be in control of Sub, CMP Acquisition Sub and CPI Acquisition
     Sub within the meaning of Section 368(c) of the Code.

          (iv) Parent will issue only its voting stock as the Merger Consideration (as defined in each Merger Agreement).

          (v) Neither Parent nor Sub is, nor when formed will CMP Acquisition Sub or CPI Acquisition Sub be, an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (vi) There is no indebtedness existing between Parent, Sub, CMP Acquisition Sub or CPI Acquisition Sub, on the one hand, and the Company, CMP or CPI, respectively, on the other hand, that was issued or acquired, or will be settled, at a discount.

          (g) Brokers. Except to the extent payable solely by Parent or any of its subsidiaries, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or its subsidiaries.

          (h) Investment. Parent is acquiring the capital stock or the partnership interests, as applicable, of each Gerry Company for investment and is not acquiring such capi-tal stock or partnership interests with a view to or for sale in connection with any distribution thereof within the meaning of the 1933 Act.


                              ARTICLE IV

               Covenants Relating to Conduct of Business

          SECTION 4.01. Conduct of Business. Until the Closing Date, and subject to Section 5.18(b) the Company and each Gerry Company shall and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, until the Closing Date, except as set forth in Section 4.01 of the Disclosure Schedule, no Cablevision Company shall, without the consent of Parent:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
       (iii) purchase, redeem or otherwise acquire any of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver or sell or pledge or otherwise encumber any shares of its capital stock or any other of its securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, interests, securities or convertible securi-ties;

          (c) amend its certificate of incorporation, by-laws, partnership agreement or other comparable charter or organizational documents;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any Person or
       (ii) any assets that are material, individu-ally or in the aggregate, to the Cablevision Companies, taken as a whole;

          (e) mortgage or otherwise encumber or subject to any Lien (other than Liens of the type described in Section 3.01(n)(i)(B) or (C) above or, subject to paragraph (m)) of this Section 4.01, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets;

          (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of such Cable-vision Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than the making of working capital borrowings in the ordinary course of business consistent with past practice or
       (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company, any Gerry Company or any direct or indirect wholly owned subsidiary of the Company or a Gerry Company;

          (g) fail to use all commercially reasonable efforts to renew on commercially reasonable terms any of its Franchises that will terminate after the date hereof and prior to the Closing Date in accordance with its terms (it being understood that the Cablevision Companies shall, to the extent reasonably practicable, permit Parent to participate in the process of renewals of any such Franchises);

          (h) make any material tax election or settle or compromise any material tax liability;

          (i) pay, discharge or satisfy any claims, liabili-ties or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) included in the SEC Documents, in the case of the Company, or in the most recent Financial Statements, in the case of any Gerry Company, or incurred in the ordinary course of business consistent with past practice; provided, however, that any Cablevision Company may enter into a negotiated termination of any swap transaction with the counterparty thereof;

          (j) provide for or allow any increase in compensa-tion (including bonus, severance or termination pay) to employees of any Cablevision Company, other than increases in the ordinary course of business consistent with past practice, or increase the number of employees of any Cablevision Company other than in the ordinary course of business consistent with past practice;

          (k) adopt or amend any Benefit Plan;

          (l) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which any Cablevision Company is a party or waive, release or assign any material rights or claims;

          (m) without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) purchase or lease any real property (other than easements);

          (n) transfer record or beneficial ownership of any Company Common Stock other than to a Permitted Assignee;
       or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions.

          SECTION 4.02. Other Actions. The parties hereto shall not, and shall not permit any of their respective sub-sidiaries to, take any action that would, or that could rea-sonably be expected to, result in (i) any of the representa-tions and warranties (other than any representation or war-ranty set forth in Section 3.01(c), the first three sentences of 3.01(d)(i) or 3.01(f) (other than clause (vi) thereof), Section 3.02(a), the first two sentences of 3.02(b), 3.03(b), 3.03(c) or 3.03(f)) becoming untrue in any respect that would be reasonably likely to have a Cablevision Material Adverse Effect or a Parent Material Adverse Effect, as applicable, (ii) any of such representations and warranties set forth in Section 3.01(c), the first three sentences of 3.01(d)(i) or 3.01(f) (other than clause (vi) thereof), Section 3.02(a), the first two sentences of 3.02(b), 3.03(b), 3.03(c) or 3.03(f) becoming untrue, incorrect or inaccurate in any respect, or (iii) any of the conditions set forth in Article VI not being satisfied.


                               ARTICLE V

                         Additional Agreements

          SECTION 5.01. Access to Information; Confidenti-ality. Prior to the Closing, the Company and each Gerry Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, such Cablevision Company shall, and shall cause each of its sub-sidiaries to, identify and make available promptly to Parent

     (and if requested, furnish copies of) (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws or in respect of any action or request for information from the FCC or any franchising authority, (b) monthly balance sheets and statements of income of such Cablevision Company on a consolidated basis and copies of any other financial statements and other information provided to any lenders by such Cablevision Company, (c) Federal, state and local tax returns, related work papers and tax sharing agreements of such Cablevision Company and (d) all other information concerning its business, properties and personnel as Parent may reasonably request, subject however, to the terms of any written confidentiality agreements that are binding upon the Cablevision Companies (it being understood that the Cable-vision Companies shall consult with Parent concerning the nature and scope of all such confidentiality obligations, provide a copy of all such confidentiality agreements to Parent (to the extent permitted thereby) and shall, to the extent possible, identify all matters that are subject to such obligations). Except as required by law, Parent will hold, and will cause the officers, employees, accountants, counsel, financial advisers and other representatives and affiliates (collectively, the "Representatives") of Parent to hold, any confidential information in accordance with the Confidentiality Agreement dated as of March 29, 1994, between the Company and Time Warner Cable, a division of TWE (the "Confidentiality Agreement"), and each of Parent, the Principal Stockholder and the Cablevision Companies will, and will cause their respective Representatives to, comply with the terms of the Confidentiality Agreement.

          SECTION 5.02. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in the Acqui-sition Documents and in order to effect the Closing, each of the parties agrees to use all commercially reasonable efforts
     (x) to cause in the most expeditious manner practicable the conditions in Article VI to be satisfied on or prior to the Closing Date and to take, or cause to be taken, all actions, and (y) to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers, the Purchase and the other Transactions, in each case including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or pro-ceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any Acquisition Document or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Acquisition Documents.

          (b)  Without limiting the generality of anything in
     Section 5.02(a), in order to secure any necessary con-sents relating to any Franchises from Governmental Entities, the Cablevision Companies, Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub shall proceed timely and in good faith, each using commercially reasonable efforts, to prepare, file and prosecute each such consent or approval. The Cablevision Companies shall submit to each Governmental Entity whose consent is required a form of ordinance, resolution or other required document, as appropriate, relating to the transfer of control or assignment, as appropriate, of the applicable Franchise, which ordinance, resolution or other document shall be in form and substance reasonably satisfactory to the Cablevision Companies, Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub. The Cablevision Companies shall consult with Parent and promptly and regularly notify Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub with respect to all material developments in each such consent process, and shall give Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub reasonable prior notice of all meetings scheduled with the relevant Governmental Entity. Each of Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub shall use its commercially reasonable efforts to promptly assist the Cablevision Companies and shall as promptly as practicable take such actions as may be necessary and commercially reasonable in obtaining such approvals, including preparing, filing and prosecuting any joint applications required to be filed with any Governmental Entity. Each of Parent, Sub, CMP Acquisition Sub or CPI Acquisition Sub further agrees to use commercially reasonable efforts to furnish as promptly as practicable all information as is reasonably required by and customarily furnished to the applicable Governmental Entity. If requested by the Cablevision Companies, upon reasonable notice, Parent, Sub, CMP Acquisition Sub and CPC Acquisition Sub, as applicable, shall be represented at any meeting or hearing as may be scheduled to consider any such applications; and if requested by Parent, Parent or one of its subsidiaries shall be entitled to be present at any such meeting.

          (c) If in connection with the process of obtain-ing such consents from any Governmental Entity, such Govern-mental Entity imposes any conditions applicable to any Person (or the Surviving Corporation, the CMP Surviving Corporation or the CPI Surviving Corporation) as a requirement for granting its consent, such Person (or, in the case of any of the Surviving Corporations, Parent) shall negotiate jointly with such Governmental Entity with respect to such condition, with such condition to be accepted only if consented to by the applicable Cablevision Company, the Principal Stockholder, Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub. The Cablevision Companies, the Principal Stockholder, Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub shall each act in a commercially reason-able manner in granting or withholding such consent (taking into account the parties' respective interests with respect thereto). Each of Parent, Sub, CMP Acquisition Sub and CPI Acquisition Sub agrees that prior to the Closing Date, it will not, without the prior written consent of the applicable Cablevision Company, seek amendments, modifications or other changes to any Franchise, nor will it institute or participate in any discussions with Governmental Entities relating to the Franchises without offering a representative of the Cablevision Companies an opportunity to participate in such discussions.

          (d) Notwithstanding anything to the contrary contained herein, nothing in this Section 5.02 shall be deemed (i) to require Parent, Sub, CMP Acquisition Sub or CPI Acquisition Sub to fulfill any obligations that should have been fulfilled by a Cablevision Company or the Principal Stockholder prior to the Closing Date; or (ii) to require any Cablevision Company or the Principal Stockholder to take any action that should have been fulfilled by Parent, Sub, CMP Acquisition Sub or CPI Acquisition Sub prior to the Closing Date.

          (e)  Subject to the last sentence of this
     Section 5.02(e), each Cablevision Company shall seek to obtain each waiver, consent or approval from a Governmental Entity and make each registration or filing with a Governmental Entity in the name of Parent and its subsidiaries (or, if Parent shall so request in a reasonably timely manner, in the name of TWE-Advance/Newhouse or TWE or a subsidiary of Parent (a "Designated Entity"), rather than in the name of Parent, Sub, CMP Acquisition Sub or CPI Acquisition Sub). Subject to the last sentence of this
     Section 5.02(e), any actions taken pursuant to this
     Section 5.02 in the name of Parent and its subsidiaries (or if so requested a Designated Entity) shall be deemed to satisfy the obligations of Parent, Sub, CMP Acquisition Sub, or CPI Acquisition Sub or such Cablevision Company, as applicable, to take such actions pursuant to this
     Section 5.02 (it being understood that the Designated Entity shall be required to comply with this Section 5.02) and shall be deemed to satisfy the applicable requirement to obtain the relevant waiver, consent or approval or make the relevant registration or filing. Subject to the last sentence of this Section 5.02(e), the Company and each Gerry Company agrees that it will (and will cause its subsidiaries to) use commercially reasonable efforts to seek any Permit that is to specifically reference or is to be obtained in the name of the acquirer or the control person of a Cablevision Company or the owner or operator of a System or any other property, by reference to or in the name of Parent and its subsidiaries (or if Parent shall so request in a reasonably timely manner, a Designated Entity), rather than in the name of Parent, Sub, CMP Acquisition Sub or CPI Acquisition Sub. Notwithstanding the foregoing sentences of this Section 5.02(e), (i) any request made by Parent or Sub pursuant to this Section 5.02(e) shall be made reasonably prior to the filing with any applicable Governmental Entity of any required waiver, consent, approval or Permit application (except to the extent that the relevant Cablevision Company determines reasonably and in good faith that the obtaining of such waiver, consent, approval or Permit application would not be prejudiced or materially delayed by a later request); (ii) nothing herein shall require any Cablevision Company to obtain any such waiver, consent, approval or Permit from a Governmental Entity or make any such registration or filing with a Governmental Entity that would not have to otherwise be obtained hereunder; (iii) no Cablevision Company shall be obligated to honor such request if, after consultation with Parent, a Cablevision Company has reasonably and in good faith determined that the action requested would be unlikely to be successful or would be expected to unduly delay or materially impair or hinder the ability to obtain any required waiver, consent or approval; and (iv) in the event that, notwithstanding the use of commercially reasonable efforts and consulting with Parent, such Cablevision Company shall be unable to obtain any such waiver, consent, approval or Permit, or shall be unable to do so without unreasonable delay, such Cablevision Company shall be deemed to have complied with the requirements of this Agreement if it shall obtain such Permit in the name of Parent or the Designated Entity.

          SECTION 5.03. Incentive Compensation Plans. All Benefit Plans that are deferred compensation, incentive compensation, stock option or phantom stock plans, arrange-ments or agreements shall terminate as of the Closing Date, subject to the obligations, to the extent provided therein, to make payments thereunder subsequent to the Closing Date, and the Principal Stockholder shall ensure that following the Closing Date, no party to or participant in any such plan, arrangement or agreement shall have any right there-under to acquire any capital stock of Parent, any Cable-vision Company or any Surviving Corporation. As soon as practicable after the Closing Date, Parent shall cause the Surviving Corporation (as defined in the Company Merger Agreement) to pay all amounts due under any deferred compensation agreements disclosed or referred to in
     Section 3.01(h) of the Disclosure Schedule; provided, however, that all such payments shall be made within the time periods for payment set forth in such agreements, including any amendments thereto in accordance with the provisions of Section 4.01 hereof.

          SECTION 5.04. Benefit Plans and Employee Matters; Director and Officer Indemnification. (a) Parent will, for at least three years after the Effective Time, either main-tain the employee benefit plans of the Cablevision Companies in effect on the date of this Agreement (or plans providing generally comparable benefits) or include employees of the Cablevision Companies in one or more of the employee benefit plans of the Parent and its subsidiaries in which similarly situated employees participate (in which case Parent will give credit for prior service for all purposes other than benefit accrual under such plans to the employees of the Cablevision Companies).

          (b) From and after the Effective Time, the Sur-viving Corporations, in the case of the Company, CMP and CPI, and Parent, in the case of any Purchase Gerry Company, will assume the same obligations to satisfy (and will cause the subsidiaires of the Surviving Corporations existing immediately following the Effective Time to continue to satisfy) the rights of indemnification and advancement of expenses to present and former directors, officers, employees and agents of the Cablevision Companies (individually, an "Indemnitee" and collectively, the "Indemnitees"), to which they are entitled with respect to any matter existing or occurring prior to the Effective Time and/or with respect to the Acquisition Documents or the Transactions, under each such entity's existing certificate of incorporation, by-laws, partnership agreement or resolution of such entity's board of directors, in each case as in effect on the date of this Agreement or as amended to the Closing Date with the consent of Parent (and without giving effect to any subsequent amendments or modifications thereto) in accordance with the terms and conditions of any such indemnification provisions.

          (c) On the Closing Date, Parent shall (or shall cause a subsidiary to) offer employment to each person who immediately prior thereto was a Systems Employee of an Asset Gerry Company and offer to continue the employment of each person who immediately prior thereto was a Systems Employee of the Company (or any of its subsidiaries) or an Equity Gerry Company, in each case for the same position, in the same location and at the same salary or wages (subject to paragraph (a) of this Section 5.04), of such employee immediately prior to the Closing Date. Effective as of the Closing Date, Parent shall provide health coverage to all such System Employees and to all Transition Employees who were entitled to health coverage under one or more of the health care plans of the Cablevision Companies immediately prior to the Closing Date, subject to paragraph (a) of this
     Section 5.04, without the application of any minimum eligibility period of employment for coverage and without any restriction for pre-existing conditions. Any deductible requirements under the health care plans of the Cablevision Companies that have been satisfied by a Systems Employee or Transition Employee with respect to the coverage year in which the Closing Date occurs shall be credited thereto under Parent's health care plan after the Closing Date. As of the Closing Date, Parent also will offer coverage under the health care plan covering the Systems Employees and Transition Employees after the Closing to any former employees (together with their eligible dependents) who have been previously employed in any capacity by the Cablevision Companies and who as of the Effective Time, either
     (i) already had elected health care continuation coverage under the provisions of Section 4980B of the Code or
     (ii) are in an election period to elect such coverage, in accordance with Section 4980B(f)(5) of the Code, as of the Effective Time (for the purpose of this subsection (ii) all employees employed by a Cablevision Company immediately prior to the Closing Date will be considered to be in such an election period as of the Closing Date). Parent shall indemnify the Principal Stockholder and the Asset Gerry Companies and hold them harmless from any liability they might incur after the Closing Date with respect to any current or former Systems Employees or Corporate/Regional Employees under the provisions of Section 4980B of the Code to the extent that such liability relates to any period beginning after the Effective Time.

          SECTION 5.05. Appointment of Committee Member. Promptly following the Closing Date, Parent agrees to cause Alan Gerry to be appointed a member of the TWE Partners Operating Committee for a term of three years, which period shall be subject to early termination at any time (i) for cause, (ii) if Alan Gerry and the Permitted Assignees, collectively, cease to be the beneficial owners of fifty percent of the shares of Parent Common Stock received by Alan Gerry and the Permitted Assignees in connection with the Mergers and the Purchase (including the shares underlying the Parent Series E Preferred Stock and the Parent Series F Preferred Stock) and (iii) if Alan Gerry acquires any interest in any Competitive Business (as defined in the Noncompetition Agreement to which he is a party) in the United States without the prior written consent of Parent. For purposes of this Section 5.05, shares of Parent Series E Preferred Stock and Parent
     Series F Preferred Stock which are convertible into shares of Parent Common Stock shall be deemed to have been so converted.

          SECTION 5.06. Fees and Expenses. (a) Except as provided in Section 5.06(b) and except for fees and expenses incurred by any Person in connection with any process of the type described in, and in accordance with, Section 5.02(c) ("Section 5.02(c) Fees"), all fees and expenses incurred in connection with the Mergers, the Purchase, the Acquisition Documents and the Transactions shall be paid (i) in the case of Parent, Sub, CPI Acquisition Sub or CMP Acquisition Sub, by Parent, and (ii) in the case of the Cablevision Companies and the Principal Stockholder, by the Cablevision Companies; provided that any expenses incurred pursuant to this Sec-tion 5.06 to be borne by a Cablevision Company, whether paid before or after the Closing Date, shall be taken into account in determining the Working Capital Deficit or Working Capital Balance, as applicable of such Cablevision Company.

          (b) Except for Section 5.02(c) Fees, all recorda-tion, stamp, transfer and documentary taxes and fees, and federal, state or local excise, sales or use taxes, and any filing fees imposed by any Governmental Entity, that are incurred in connection with the Transactions, shall be paid (i) one-half by the Principal Stockholder (or by the applicable Cablevision Company (and included as a Working Capital Liability)) and (ii) one-half by Parent.

          SECTION 5.07. Public Announcements. Parent, on the one hand, and the Cablevision Companies and the Principal Stockholder, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions (to the extent they relate to the Transactions) and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 5.08. HSR Act. The Company, the Gerry Companies, the Principal Stockholder, Parent, Sub, CPI Acquisition Sub and CMP Acquisition Sub shall file within 45 days of the date of this Agreement notifications under the HSR Act in connection with the Mergers, the Purchase and the Transactions and shall respond as promptly as practicable and in good faith to any inquiries received from the FTC and the Antitrust Division for additional information or documentation and shall respond in good faith as promptly as practicable to all inquiries and reasonable requests received from any State Attorney General or other governmental authority in connection with antitrust matters. The Cablevision Companies, the Principal Stockholder, Parent, Sub, CPI Acquisition Sub and CMP Acquisition Sub shall use commercially reasonable efforts to overcome any objections which may be raised by the FTC or Antitrust Division; provided, however, that no actions will be required to be taken pursuant to this sentence that would
     (i) prohibit or limit in any material respect the ownership or operation by any Cablevision Company, the Principal Stockholder, Parent, Sub, CPI Acquisition Sub, CMP Acquisition Sub or any of their respective subsidiaries of the business or assets of any Cablevision Company, the Principal Stockholder, Parent, Sub, CPI Acquisition Sub, CMP Acquisition Sub or any of their respective subsidiaries, or compel any Cablevision Company, the Principal Stockholder, Parent, Sub, CPI Acquisition Sub, CMP Acquisition Sub or any of their respective subsidiaries to dispose of or hold separate from Parent and its affiliates (taken as a group) any business or assets of any Cablevision Company, the Principal Stockholder, Parent, Sub, CPI Acquisition Sub, CMP Acquisition Sub or any of their respective subsidiaries, as a result of the Mergers, the Purchase or any of the other Transactions, (ii) impose limitations (other than routine reporting requirements) on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of CMP or CPI or of any Surviving Corporation or of any of the equity interests of any Gerry Company, including the right to vote such capital stock on all matters properly presented to the applicable shareholders, (iii) prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of any Cablevision Company or (iv) be reasonably likely to have a Cablevision Material Adverse Effect.

          SECTION 5.09. Certificates. (a) Not later than five days prior to the Closing Date, and not earlier than 25 days prior to the Closing Date, the Company and the Gerry Companies shall deliver a certificate, signed by a duly authorized officer of the appropriate entity, setting forth for each of the Systems the information described in

     Section 3.01(q), as well as the following supplemental information in respect of such System, in each case as of the end of the calendar month immediately preceding the date of such certificate: (i) a description of basic and optional or tier services available from such System, the rates charged for each, and the number of subscribers receiving each optional or tier service, (ii) the maximum channel and MHZ capacity, (iii) the must-carry/retransmission status of each station carried by such System, (iv) the stations and signals carried by such System and the channel position of each such signal and station and (v) the cities, towns, villages, boroughs and counties served by such System (it being understood that such supplemental information referred to in the foregoing clauses (i) through (v) shall not be subject to the indemnity provisions of Article VII hereof, unless such supplemental information taken as a whole con-tains a misstatement of a material fact or omits a material fact necessary to make the information supplied not mis-leading).

          (b) Not later than five days prior to the Closing Date and not earlier than 10 days prior to the Closing Date, the Company and each Gerry Company shall deliver a certificate pursuant to which it shall set forth, as of such date, any exceptions to the representations and warranties set forth in Sections 3.01(c)(i) (with respect to holders of record), 3.01(c)(ii), (g), (m)(ii), (o), (p), (r), (s) and (t) as if
     such representations and warranties were made on and as of the Closing Date (to the extent practicable) or as of the date of such certificate in all other cases (it being understood and agreed that (i) the statements set forth in such certificate shall not be subject to the indemnity provisions in Article VII hereof (except to the extent such certificate shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements not misleading) and (ii) disclosure of any exception shall not be deemed an agreement by the Company or the applicable Gerry Company that such exception is material or constitutes a Cablevision Material Adverse Effect or a Cablevision Material Adverse Change).

          SECTION 5.10. Excluded Assets. On or prior to the Closing Date, the Company or the applicable Gerry Company shall transfer the Excluded Assets owned by it to (or retain in the applicable Asset Gerry Company, as the case may be) the Principal Stockholder, any of his subsidiaries (other than a subsidiary of the Company or an Equity Gerry Company) or to a third party (which third party, in the case of the Company's current corporate headquarters in Liberty, New York, is reasonably acceptable to Parent). At the Closing, the Principal Stockholder or other owner and the Surviving Corporation shall enter into a lease agreement for the occupancy by the Surviving Corporation of a portion of the Company's corporate headquarters in Liberty, New York pursuant to a lease agree-ment substantially in the form of Exhibit A (the "Office Lease").

          SECTION 5.11. Certificate of Designations and Amendment. Prior to the Effective Time (as defined in the Company Merger Agreement), Parent shall file with the Secretary of State of the State of Delaware, and shall cause to become effective in accordance with Section 103 of DGCL, the Parent Series E Certificate, substantially in the form of Exhibit B, and the Parent Series F Certificate, substantially in the form of Exhibit C. As of the Effective Time (as defined in the Company Merger Agreement), Parent shall have authorized a sufficient number of shares of Parent Series E Preferred Stock and Parent Series F Preferred Stock to fulfill its obligations under the Company Merger Agreement. The shares of Parent Stock to be issued pursuant to the Mergers will, upon issuance to the Stockholders, be owned of record by the Stockholders and be duly authorized, validly issued, fully paid and non-assessable, free from and not issued in violation of any preemptive rights.

          SECTION 5.12. Agreement to Cause Vote. Prior to the Closing, the Principal Stockholder shall cause to occur
     (i) a vote of the holders of Company Common Stock regarding the consummation of the Company Merger and the other Transactions on the terms provided in this Agreement and the Company Merger Agreement, (ii) a vote of the holders of common stock of each of CMP and CPI regarding the consummation of the CMP Merger or the CPI Merger, as applicable, and the other Transactions on terms provided in this Agreement and the CMP Merger Agreement or the CPI Merger Agreement, as applicable, and (iii) a vote of the holders of equity interests in each Gerry Company regarding the consummation of the Purchase in respect of such Gerry Company and the other Transactions on the terms provided in this Agreement and the Purchase Agreement.

          SECTION 5.13.  Other Agreements.  At the Closing,
     Parent, the Principal Stockholder and the Permitted
     Assignees party thereto shall enter into the Stockholders'
     Agreement and the Escrow Agreement.

          SECTION 5.14. TWE-Related Consents. Prior to the Closing, Parent shall obtain all consents and approvals from the other partners in TWE to the extent that such consents and approvals are necessary to consummate the Mergers, the Purchase and the other Transactions.

          SECTION 5.15. Other Stockholder Consents. Prior to the Closing, the Company shall use commercially reasonable efforts to obtain the consent of the Stockholders (other than the Principal Stockholder) to the Company Merger and the other Transactions, and Parent and Sub shall use commercially reasonable efforts to cooperate with the Company in connection with such efforts.

          SECTION 5.16. Tax Matters. (a) Parent, Sub, CMP Acquisition Sub, CPI Acquisition Sub and the Company shall report each Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute).

          (b) Parent shall not request, and shall not permit any of its affiliates to request, any Cablevision Company to take any action pursuant to Section 5.02(e) that would cause any Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code. Neither Parent nor any of its affiliates shall assign, and Parent shall not permit any of its affiliates to assign, its rights and obligations hereunder pursuant to Section 9.06 so as to cause any Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code. Neither Parent nor any of its affiliates shall take, and Parent shall not permit any of its affiliates or any Surviving Corporation to take, any action after the Effective Time (including any transfer of any assets by any Surviving Corporation) that would itself (without regard to any action taken by the Company, CMP or CPI or any of their stockholders prior to the Effective Time (other than (A) transfers of Excluded Assets permitted by Sections 5.10 and 5.25 and (B) other transfers, redemptions and distributions disclosed in
     Section 4.01 of the Disclosure Schedule prior to the Effective Time) or by any of such stockholders after the Effective Time) cause any Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (it being understood that the performance by Parent or any affiliate thereof of its obligations under the Acquisition Documents (including the Parent Series E Certificate and the Parent Series F Certificate) shall not constitute a breach of this Section 5.16(b)).

          (c) Parent shall prepare and file, or cause to be prepared and filed, in accordance with the Company's past custom and practice, all tax returns for the Company for all Pre-Closing Tax Periods for which tax returns have not been filed prior to the Closing, and the Surviving Corporation (as defined in the Company Merger Agreement) shall pay all Taxes shown to be due on such tax returns. Parent shall prepare and file, or cause to be prepared and filed, all tax returns for CILP for all Pre-Closing Tax Periods for which returns have not been filed prior to the Closing. Such tax returns shall be prepared in accordance with CILP's past custom and practice and allocations of items of income and gain and loss and deduction shall be made using the closing of the books method. In preparing such Company and CILP tax returns, Parent shall consult with the Principal Stockholder in good faith and shall provide the Principal Stockholder with drafts of such tax returns (together with the relevant back-up information upon request) for review at least
     10 days prior to filing. The Principal Stockholder shall prepare and file, or cause to be prepared and filed, all tax returns for CPI, CMP and CISA for all Pre-Closing Tax Periods. Such tax returns shall be prepared in accordance with such corporation's past custom and practice.

          SECTION 5.17.  Allocation.  The parties agree that no
     part of any Merger Consideration or the Purchase
     Consideration is allocable to the covenants contained in the Noncompetition Agreements or the Stockholders' Agreement.

          SECTION 5.18.  Rate Laws and Rate Proceedings.
     (a) The parties hereto acknowledge and agree that notwith-standing anything in this Agreement or any other Acquisition Document to the contrary (including any representation or warranty made in Section 3.01(e), (f), (g), (o)(i), (p), covenants of the Cablevision Companies made herein (other than Section 5.18(b) and Articles VI and VII hereof (except for the indemnity provided for in Section 7.01(b)(ix)), any matters relating to, in connection with or resulting or arising from, Rate Laws or Rate Proceedings, or any actions taken prior to or after the date hereof (subject to para-graph (b) of this Section 5.18) by any Cablevision Company to comply with or in a good faith attempt to comply with Rate Laws or Rate Proceedings, (including (x) any rate reduction, refund, penalty or similar action having the effect of reducing the rates previously or subsequently paid by subscribers, whether instituted or implemented by or imposed on any Cablevision Company and, (y) subject to paragraph (b) of this Section 5.18, changes to Rate Practices instituted or implemented by or imposed on any Cablevision Company), shall not:

          (i) cause or constitute, directly or indirectly, a breach by any Cablevision Company of any of its repre-sentations, warranties, covenants or agreements set forth in this Agreement or any other Acquisition Docu-ment (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Rate Laws or Rate Proceedings, and, subject to paragraph (b) of this Section 5.18, to per-mit any action by any Cablevision Company to comply with or attempt in good faith to comply with such Rate Laws or Rate Proceedings);

          (ii) otherwise cause or constitute, directly or indirectly a default or breach by any Cablevision Company under this Agreement or any other Acquisition Documents;

          (iii) result in the failure of any condition prece-dent to the obligations of Parent and Sub under this Agreement or any other Acquisition Document to be satisfied;

          (iv) otherwise excuse Parent's or Sub's performance of its obligations under this Agreement or any other
       Acquisition Document; or

          (v) give rise to any claim for indemnification or other compensation by Parent or any adjustment of any Merger Consideration in respect of the shares of Company Common Stock or the Purchase Consideration in respect of the Gerry Companies (except as expressly provided for in Section 7.01(b)(ix));

     provided, however, that clauses (i) through (v) shall not apply (x) to any breach by a Cablevision Company of any of its representations and warranties in Section 3.01(s) or
     (y) to any Loss relating to any Excluded Laws and Proceed-ings, in each case which shall be governed by other applica-ble provisions of this Agreement.

          (b)  Notwithstanding anything in paragraph (a) of this
     Section 5.18 to the contrary, each Cablevision Company shall obtain the prior written consent of Parent before instituting or implementing any changes to any Rate Practices in effect on the date hereof. In connection with any such changes to the Rate Practices of any Cablevision Company, (i) the applicable Cablevision Company shall use its commercially reasonable efforts to notify Parent as promptly as practicable of any planned changes to its Rate Practices and of any hearings or meetings with Governmental Entities with respect thereto and (ii) the Parent shall use its commercially reasonable efforts to respond as promptly as practicable (which shall include, subject to clause (i) above, response in time to permit the Cablevision Companies to respond to mandatory deadlines) to any requests for consent to any changes to Rate Practices and shall not with-hold consent except in cases where it is commercially reasonable to do so. Notwithstanding anything in this

     Section 5.18(b) to the contrary, (A) to the extent that any Cablevision Company is required by law, statute, rule, regulation, ordinance or other action of a Governmental Authority having the force of law to implement changes to Rate Practices, it may do so without the prior consent of Parent; (B) if Parent fails to respond in a reasonably timely fashion as provided in clause (ii) above, the applicable Cablevision Company shall be permitted to take such actions as it deems appropriate in its discretion, provided that such actions shall be commercially reasonable and shall be consistent with actions that would be taken by such Cablevision Company if it were expecting to continue to be the long-term operator of the relevant System or Systems;
     (C) if Parent withholds any consent required by this
     Section 5.18(b) to any action, it shall not have any claim against the applicable Cablevision Company in the consequence of failing to take such action and (D) if the change in Rate Practices is a change in rates, accompanied by all required notices and waiting periods, for rates that prior to the change are subject to rate regulation under the rules, regulations, orders or other actions of the FCC, then, subject to Section 4.01, the rates may be increased without the Parent's prior consent, provided such increase is based on a cost-of-service filing made prior to the date hereof and disclosed to Parent or is in the ordinary course of business, including through the filing of FCC Form 1205 or FCC Form 1210, but excluding any increases that would be based on cost-of-service filings made after the date of this Agreement.

          SECTION 5.19. Capital Expenditures. Prior to the Closing Date, each Cablevision Company shall make capital expenditures in the ordinary course of business in accor-dance with the Capital Budget, subject to (i) changes in the amount, timing and composition among the projects contemplated by the Capital Budget of such capital expenditures, consistent with the rebuild strategy disclosed therein and in the ordinary course of business and
     (ii) changes in respect of rebuilds contemplated by the Capital Budget. The Capital Budget may be amended from time to time by agreement of the affected Cablevision Company and the Parent, each of which shall act commercially reasonably in considering any proposed amendments.

          SECTION 5.20. No Other Representations. Except as otherwise expressly set forth in the Acquisition Docu-ments and except for other written agreements among any or all of the parties, none of the parties hereto shall be deemed to have made any representations, warranties or agreements with or to each other regarding the subject matter of the Acquisition Documents. It is understood and agreed by the parties that notwithstanding any statement in the Acquisition Documents to the contrary but without limiting the indemnity set forth in Section 7.01(b)(viii), none of the parties hereto shall be deemed to have made any representations and warranties regarding the Excluded Assets.

          SECTION 5.21. Discharge of Debt Documents. Upon the Closing with respect to each Asset Gerry Company and immediately after or concurrent with the Closing with respect to the Company, its subsidiaries and the Stock Gerry Companies, Parent shall cause all obligations of the applicable Cablevision Company (including payment of all principal and accrued interest) under each Debt Document of such Cablevision Company for which a required consent to consummate the Transactions has not been obtained to be dis-charged in full. Without limiting the generality of the foregoing, with respect to the Indentures described in the definition of the term "Debt Documents", Parent and Sub agree to execute and cause the Surviving Corporation to execute such documents as may be reasonably necessary to effect and reflect the Company Merger and shall take no action or fail to take such action where such action or inaction would result in a Default or Event of Default (in each case as defined in the Indentures) occurring or being continued immediately after the Closing. Upon the Closing, Parent will, and will cause the Surviving Corporation and its other Subsidiaries to, use commercially reasonable efforts to cooperate in any efforts to cause the Principal Stockholder to be released from any obligations under the Debt Documents, including any pledge agreements or assump-tion agreements. Any costs or expenses incurred in connec-tion with obtaining any necessary consents under or releases from the Debt Documents shall be borne exclusively and fully by Parent.

          SECTION 5.22. Execution of the Registration Rights Agreement and the Support Agreement. Contemporaneously with the execution of this Agreement, Parent and the Principal Stockholder shall enter into the Registration Rights Agreement and the Support Agreement. Parent will also permit any other Stockholder that will become a Holder entitled to the benefits of the Registration Rights Agreement to become a party thereto.

          SECTION 5.23. Registration Statement; NYSE Listing. Parent agrees that within 120 days following the date hereof (or as soon thereafter as is reasonably practicable), it shall file in accordance with the Registration Rights Agreement, substantially in the form of Exhibit D hereto, the Initial Registration Statement (as defined in the Registration Rights Agreement) and, if necessary, subject to and in accordance with the

     Registration Rights Agreement, a Designated Shelf Registration (as defined in the Registration Rights Agreement) and Parent shall otherwise comply with the applicable provisions of the Registration Rights Agreement in seeking to obtain the effectiveness thereof on the Closing Date. In connection with any such Registration Statement, the Principal Stockholder and the Company shall furnish all information (financial and other) with respect to any of the Cablevision Companies, the Principal Stockholder and the Direct Holders that is requested by the SEC staff or is reasonably required under the applicable SEC rules and forms on a timely basis to enable Parent to comply with its obligations under this Section and the Registration Rights Agreement. Parent shall apply to the NYSE for the listing of (i) the Parent Common Stock issued as part of any Merger Consideration and Purchase Consideration in connection with each Merger and the Purchase; and (ii) the Parent Common Stock issuable upon conversion, exchange or participation provisions of the Parent Series E Preferred Stock and the Parent Series F Preferred Stock issued as part of any Merger Consideration and Purchase Consideration and shall use commercially reasonable efforts to obtain approval for the listing of such stock.

          SECTION 5.24. Termination and Severance Plan; Discharge of Certain Liabilities; Other Employee Matters.
     (a) Promptly after the date of this Agreement, each Cable-vision Company shall institute an employee termination and severance plan on the terms described in Exhibit E, pursuant to which (i) each eligible Corporate/Regional Employee of such Cablevision Company, other than a Transition Employee, shall be entitled to a severance payment in accordance with Exhibit E, which severance payment shall be payable, subject to clause (iii) hereof, subsequent to Closing, (ii) each eligible Transition Employee of such Cablevision Company shall be entitled to a severance payment in accordance with Exhibit E, which severance payment shall be payable, subject to clause (iii) hereof, at the earlier of (A) the last day of the second month following delivery of notice by Parent that such employee will be terminated, and (B) the end of the Transition Period, and (iii) each Corporate/Regional Employee shall be entitled to his or her severance payment only if he or she signs a waiver in form and substance reasonably satisfactory to Parent and the Principal Stockholder. Subsequent to the Closing, Parent shall cause all payments to be made to the Corporate/Regional Employees, including the Transition Employees, within the time periods for payment set forth in Exhibit E hereto.

          (b) On or prior to the date which is two months after the date hereof, Parent will notify the Cablevision Companies of (i) the Corporate/Regional Employees to whom it intends to offer employment (or continued employment) for the period commencing on the Closing Date and (ii) the Corporate/Regional Employees offered employment whose employment is expected to continue to be required through the date that is three months after the Closing Date (such three month period the "Transition Period"), (all such employees in this clause (ii) being referred to as the "Transition Employees"). Parent shall give each Transition Employee who accepts employment two months' prior written notice before terminating such employee, unless such employee continues in employment after the end of the Transition Period as an employee-at-will of, or pursuant to an employment contract with, Parent or any of its sub-sidiaries (in which case such employee shall be subject to the severance policies of the company that employs such person). On or prior to the Closing Date, the applicable Cablevision Company shall terminate any Corporate/Regional Employee not identified as an employee to whom Parent (or any of its subsidiaries as of Closing) intends to offer employment or as a Transition Employee pursuant to clause
     (i) or (ii) above.

          SECTION 5.25. Certain Excluded Assets. At any time prior to the seventh business day preceding the Closing Date, the Principal Stockholder may designate any System or Systems or portions thereof serving in the aggregate not more than 30,000 Basic Equivalent Subscribers as Excluded Assets. In the event of such designation, the Thresholds applicable to each of the Merger Consideration and the Purchase Consideration will be adjusted as provided in the Merger Agreements and the Purchase Agreement. In the case of the Gerry Companies, the Principal Stockholder shall be entitled to require that the relevant Cablevision Company sell or otherwise dispose of Excluded Systems Assets on terms determined by the Principal Stockholder and approved by Parent (which approval shall not be unreasonably withheld); provided, however, that the terms of any such transaction shall provide for a guarantee or other assurance from the Principal Stockholder acceptable to Parent as to
     (i) the amount of consideration to be received and (ii) any payment obligations of third parties.

          SECTION 5.26. Senior Stock. Prior to Closing, Parent shall not (i) authorize any Senior Stock or reclassify any Junior Stock or Parity Stock as Senior Stock (each as defined in the Parent Series E Certificate), or (ii) merge into or consolidate with any Person where the surviving or continuing corporation will have any authorized Senior Stock other than capital stock corresponding to shares of Senior Stock of Parent existing immediately before such merger or consolidation.

          SECTION 5.27. St. Augustine Right of First Refusal. Parent and the Principal Stockholder will consult with each other with respect to the St. Augustine Right of First Refusal and mutually agree with respect to the initial communications with the party holding such right. In connection with any such communications and any exercise of the St. Augustine Right of First Refusal, Parent shall be entitled to determine the purchase price in respect of the St. Augustine System, subject to the approval of the Principal Stockholder, which approval shall not be unreasonably withheld and, if arbitration is initiated in accordance with the agreement granting the St. Augustine Right of First Refusal, Parent shall be entitled to select the arbitrator to be selected by CILP pursuant to such agreement.


                              ARTICLE VI

                         Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obliga-tions To Effect the Mergers and the Purchase. The respective obligations of the parties to the Acquisition Documents to effect the Mergers and the Purchase are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent juris-diction or other legal restraint or prohibition pre-venting the consummation of any Merger or the Purchase shall be in effect; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such injunction or other order or other legal restraint or prohibition and to appeal as promptly as possible any injunction or other order or other legal restraint or prohibition that may be entered.

          (b) HSR Waiting Period. The waiting period (and any extension thereof) applicable to the consummation of any Merger and the Purchase under the HSR Act shall have expired or been terminated.

          SECTION 6.02. Conditions to Obligation of the Company, the Gerry Companies, the Direct Holders and the Principal Stockholder To Effect the Mergers and the Purchase. The obligation of the Cablevision Companies and the Principal Stockholder to effect the Mergers and the Purchase shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by the Principal Stockholder:

          (a) Each of Parent, Sub, CPI Acquisition Sub, CMP Acquisition Sub shall have performed in all material respects its agreements contained in the Acquisition Documents to which it is a party required to be performed at or prior to the Closing Date, and the Company and the Principal Stockholder shall have received a certificate executed by the President or any Vice President of Parent and by the Chief Financial Officer of Parent to that effect.

          (b) The representations and warranties of Parent, Sub, CPI Acquisition Sub and CMP Acquisition Sub set forth in Section 3.03(f) shall be true and correct as the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent and Sub set forth in the Acquisition Documents shall be true and correct as of the Closing Date as though made on and as of the Closing Date, (i) except to the extent such representations and warranties expressly relate to or are stated to be as of an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) and (ii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to Parent Material Adverse Effect qualifications contained therein), are not reasonably likely to have a Parent Material Adverse Effect. The Company and the Principal Stockholder shall have received a certificate executed by the President or any Vice President of Parent and by the Chief Financial Officer of Parent to the effect set forth in this paragraph (which certificate shall not be subject to Section 7.01(a)(i)).

          (c) The Principal Stockholder shall have received an opinion, addressed to the Principal Stockholder and any other consenting Stockholder, dated the Closing Date of Cravath, Swaine & Moore, counsel to Parent, Sub, CPI Acquisition Sub and CMP Acquisition Sub, substantially in the form of Exhibit G.

          (d) The Principal Stockholder shall have received, as of the Effective Time, an opinion of its counsel, Dow, Lohnes & Albertson, substantially in the form of Exhibit H, to the effect that each of the Mergers will qualify as a reorganization within the meaning of
       Section 368(a) of the Code and any Distribution (as defined in the Merger Agreements) payable as part of the Merger Consideration on the

       Closing Date pursuant to 4.06(a) of any Merger Agreement shall not be subject to Federal income tax as a result of such issuance.

          (e) Each of (i) the Parent Common Stock issued in connection with the Mergers and the Purchase and (ii) the Parent Common Stock into which the Parent Series E Preferred Stock and the Parent Series F Preferred Stock issued in connection with the Company Merger is convertible or exchangeable shall have been authorized for listing on the NYSE upon official notice of issuance.

          (f) There shall not have occurred since the date of this Agreement, (A) a Parent Material Adverse Change, (B) a merger, consolidation or reclassification of the capital stock of Parent (or approval of any such event by the Board of Directors of Parent) such that the holders of Voting Securities of Parent immediately prior to such merger, consolidation or reclassification, fail to hold, immediately after such merger, consolidation or reclassification, at least 50% of the aggregate Voting Power represented by all outstanding Voting Securities of Parent (or the survivor or successor corporation, in the case of a merger or consolidation), (C) a transaction or series of transactions as a result of which a Person shall beneficially own Voting Securities of Parent representing 40% or more of the aggregate Voting Power represented by all outstanding Voting Securities of Parent or (D) a change in the board of directors of Parent such that the Incumbent Directors cease to constitute a majority of the entire board of directors of Parent (for this purpose, the "Incumbent Directors" consist of (x) all persons who are directors of Parent on the date of this Agreement and (y) all persons whose nomination or election is approved by a majority of the Incumbent Directors); or (E) the commencement and continuation of a bona fide tender or exchange offer for Voting Securities of Parent within the meaning of Rule 14d-2(a) under the Exchange Act and by any Person (other than (I) Parent or any subsidiary of Parent, (II) any employee benefit plan of Parent or of any subsidiary of Parent, (III) any Person holding Voting Securities of Parent for or pursuant to the terms of any such employee benefit plan, or (IV) the Principal Stockholder or any affiliate of the Principal Stockholder) if upon consummation thereof such Person would hold at least 40% of the aggregate Voting Power represented by all outstanding Voting Securities of Parent.

          (g) There shall not be (I) any suit, action or proceeding (an "Action") brought by any Governmental Entity, other than a local Governmental Entity, pending or threatened, or (II) any Action brought by any other Person which has a reasonable likelihood of success, pending or threatened, which, in the case of clauses (I) and (II),
       (i) challenging or seeking to restrict or prohibit the consummation of any Merger, the Purchase or any of the other Transactions or (ii) seeking to obtain from the Principal Stockholder or any of his subsidiaries in connection with any Merger, the Purchase or any of the other Transactions, damages that are material in relation to the Principal Stockholder and his subsidiaries taken as a whole or seeking to impose limitations (other than routine reporting requirements) on the ability of the Principal Stockholder to acquire or hold, or exercise the full rights of ownership of shares of Parent Common Stock, including any limitations on voting; provided, however, that this condition shall be deemed to be waived by the Principal Stockholder as to any suit, action or pro-ceeding if Parent provides to the Principal Stockholder indemnification in form and substance satisfactory to the Principal Stockholder and its counsel in their sole discretion with respect to any such suit, action or proceeding.

          (h)  The Registration Statement referred to in
       Section 5.23 shall have been declared effective by the SEC and shall not be the subject of a stop order or proceedings seeking a stop order; provided, however, that in the case of the Designated Shelf Registration, this condition shall be deemed to be satisfied if the SEC staff shall have advised Parent that it has no further comments on the Registration Statement and will declare it effective immediately upon receipt of (i) confirmation that the Mergers and the Purchase have been consumated and
       (ii) a request for acceleration.

          SECTION 6.03. Conditions to Obligations of Parent and Sub To Effect any Merger and the Purchase. The obliga-tions of Parent and Sub to effect the Mergers and the Pur-chase shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by Parent:

          (a) The Company and each Gerry Company and the Principal Stockholder shall have performed in all material respects its or his respective agreements contained in the Acquisition Documents required to be performed at or prior to the Closing and Parent shall have received a certificate executed by the President or an Executive Vice President of each Cablevision Company and by the Chief Financial Officer of such Cablevision Company to that effect.

          (b) The representations and warranties of the Company, the Gerry Companies, the Principal Stockholder and the Direct Holders set forth in Sections 3.01(c) and (f) (other than clauses (ii) and (vi)), the first three sentences of Section 3.01(d), Section 3.02(a) and the first two sentences of Section 3.02(b) shall be true and correct as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to or are stated to be as of an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date (but subject to clause (iii) of the next succeeding sentence)). All other representations and warranties of the Company, the Gerry Companies, the Principal Stockholder and the Direct Holders set forth in the Acquisition Documents shall be true and correct as of the Closing Date as though made on and as of the Closing Date, (i) except to the extent that any action set forth in Section 4.01 of the Disclosure Schedule shall cause a change in such representation or warranty, (ii) except to the extent such representations and warranties expressly relate to or are stated to be as of an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date (but subject to clause (iii) of this sentence)), other than the representations and warranties of the Cablevision Companies in paragraphs (g), (o), (p), (r), (s) and (t), which although stated to be true and correct as of the date hereof, shall be true and correct as of the Closing Date as if made on and as of the Closing Date (but subject to clause (iii) of this sentence), (iii) except for breaches of representations and warranties as to matters that, individually or in the aggregate (and without regard to Cablevision Material Adverse Effect qualifications contained therein), are not reasonably likely to have a Cablevision Material Adverse Effect and (iv) except for changes in accuracy of any representation or warranty resulting from (A) the failure to obtain franchise transfer approvals to the extent such failure is permitted under of Section 6.03(h), (B) the failure to obtain FCC approvals or waivers to the extent such failure is permitted under Section 6.03(i) or (C) the exercise of purchase rights to the extent the existence and scope of such purchase rights are described in Section 6.03(e) of the Disclosure Schedule. Parent shall have received a certificate executed by the

       President or Executive Vice President of the Company, each
       Gerry Company and each Direct Holder and the Chief
       Financial Officer of such entity to the effect set forth in this paragraph (which certificate shall not be subject to Section 7.01(b)(i)).

          (c) The Company, each Gerry Company and each Direct Holder shall have delivered to Parent certified copies of resolutions duly adopted by such entity's Board of Directors or similar body and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of the Acquisition Documents and the consummation of the Transactions, all in such detail as Parent and its counsel shall reasonably request.

          (d) Parent shall have received an opinion dated the Closing Date of Dow, Lohnes and Albertson, counsel to the Cablevision Companies and the Principal Stock-holder, substantially in the form of Exhibit I.

          (e) There shall neither be (I) any Action brought by any Governmental Entity or other Person, pending or threatened in writing which in any such case has a reasonable likelihood of success, nor (II) any statute, rule, regulation, executive order, decree, temporary restraining order, or preliminary or permanent injunc-tion or order of any Governmental Entity which has been issued (collectively, "Orders"), (i) challenging or seeking to restrain or prohibit the consummation of any Merger, the Purchase or any of the other Transactions or seeking to obtain from Parent or any of its subsidi-aries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) as a result of any Merger, the Purchase or any of the other Transactions, seeking to prohibit or limit in any material respect the ownership or operation by any Cablevision Company, the Principal Stockholder, Parent, Sub or any of their respective subsidiaries of the business or assets of any Cablevision Company or to compel any Cablevision Company, the Principal Stock-holder, Parent, Sub or any subsidiary thereof to dis-pose of or hold separate from Parent and its affiliates (taken as a group) any business or assets of any Cablevision Company, (iii) as a result of any Merger, the Purchase or any of the other Transactions, seeking to impose limitations (other than routine reporting requirements) on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, any Common Stock of CMP or CPI or Common Stock of the CMP Surviving Corporation or the

       CPI Surviving Corporation or any equity interests of any Gerry Company or to impose limitations on the abil-ity of Parent to vote on all matters properly presented to the applicable shareholders of such entities, (iv) as a result of any Merger, the Purchase or any of the other Transactions, seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of any Cablevision Company or (v) which otherwise is reason-ably likely to have a Cablevision Material Adverse Effect; provided, however, that there shall be excluded from this paragraph
       (e) the following:  (x) in the case of clauses (i), (ii),
       (iii) and (iv) above, (I) Franchises listed in
       Section 3.01(p) of the Disclosure Schedule, and amendments to or replacements of such Franchises that are obtained in accordance with the procedures of Section 5.02 and other Actions or Orders (whether or not related to Franchises) expressly agreed to by the parties in accordance with
       Section 5.02 (it being understood that this Sec-tion 6.03(e) in itself shall not be deemed to require Parent or Sub to agree to the form of any amendment or replacement of a Franchise or to enter into any other agreement) and (II) refusals to transfer FCC licenses to the extent such refusals are permitted under
       Section 6.03(i); and (y) in any case, (I) any Action or Order with respect to Systems designated pursuant to
       Section 5.25 as Excluded Systems Assets, (II) any Action or Order resulting from or relating to the occurrence of the Closing prior to the receipt of certain consents or approvals, to the extent permitted by Section 6.03(h),
       (III) any Action or Order with respect to the St. Augustine Right of First Refusal, (IV) any Action or Order with respect to the Systems subject to the municipal or service agreement purchase rights described in
       Section 6.03(e) of the Disclosure Schedule and (V) the items of litigation disclosed in Section 3.01(g) of the Disclosure Schedule to the extent (but only to the extent) of the claims and potential estimated recoveries disclosed thereon or, to the extent not disclosed therein, in the complaints or amended complaints relating to such litigation which have been served as of the date hereof and delivered to Parent and its representatives; and provided further, that this condition shall be deemed to be waived by Parent as to any Action or Order if the Principal Stockholder provides Parent indemnification in form and substance satisfactory to Parent and its counsel in their sole discretion with respect to any such suit, action or proceeding. It is agreed by the parties that the condition set forth in this Section 6.03(e) shall not supersede the obligations of the parties under
       Section 5.02.

          (f) The number of shares of Company Common Stock outstanding and capital stock outstanding of each Gerry Company that is a corporation and the percentage interest of each partner in each Gerry Company that is a partnership shall be as of the Closing Date as set forth in Section 6.03(f) of the Disclosure Schedule and Parent shall have received a certificate executed by the Chief Financial Officer of the Company or such Gerry Company, as applicable, to such effect.

          (g) Each of the Stockholders' Agreement, substantially in the form of Exhibit J, the Escrow Agreement, substantially in the form of Exhibit K, and the Noncompetition Agreements, substantially in the form of Exhibit L, shall have become effective and shall be in full force and effect.

          (h) (i) The Company and each Gerry Company shall have delivered to Parent a certificate signed by a duly authorized officer of such entity, setting forth each of its Franchises (and those of its subsidiaries) and the number of Basic Equivalent Subscribers in the Franchise Area of each such Franchise as of the end of the calendar month that is at least 10 days prior to the Closing Date,
       (ii) the aggregate number of Basic Equivalent Subscribers in the Franchise Areas of all the Cablevision Companies that are Transferable Franchise Areas shall be at least 90% of the aggregate number of Basic Equivalent Subscribers in all Franchise Areas and (iii) the aggregate number of Basic Equivalent Subscribers in each Designated Franchise Area that are located in Transferable Franchise Areas shall be equal to 75% of the aggregate number of Basic Equivalent Subscribers in such Designated Franchise Area. For purposes of this paragraph, all Basic Equivalent Subscribers attributable to Excluded Systems Assets shall be excluded from the determination of the number of Basic Equivalent Subscribers in any Franchise Area.

          (i) The FCC shall have consented, to the extent such consent is legally required, to the transfer to the Parent (or to a Designated Entity in accordance with Section 5.02(e)) of all FCC licenses listed in Section 6.03(i) of the Disclosure Schedule, and all other FCC licenses possessed by any Cablevision Company shall be such that the business and operations currently conducted by the Cablevision Companies under such FCC License could continue pursuant to special temporary authority granted by the FCC or without FCC approval pursuant to sharing agreements or the failure to obtain such consent shall not, individually or in the aggregate, be material to the operations of the System or Systems to which they relate; and, subject to
       Section 6.03(h), all other approvals of Governmental Entities listed in Section 6.03(i) of the Disclosure Schedule shall have been obtained.

          (j) There shall not have occurred since the date of this Agreement a Cablevision Material Adverse Change.

          (k) The Company shall have exercised its right to terminate the Letter Agreement dated as of September 22, 1992, among Cable Associates, L.P., KKR Partners II, L.P., the Company and the Principal Stock-holder, as amended by letter agreement dated as of March 4, 1994, pursuant to paragraph (d) thereof.

          (l) The aggregate of Estimated Closing Indebted-ness and Other Liabilities of the Cablevision Com-panies, Estimated Severance and Incentive Liabilities of the Cablevision Companies and Estimated Working Capital Deficit or Balance of the Cablevision Companies shall not exceed the sum of $2,116,625,000 and the aggregate amount of dividends and other distributions made in accordance with Section 4.01 made by the Gerry Companies after the date of this Agreement and prior to Closing.

          (m) (i) All Indebtedness of Alan Gerry to any Cablevision Company shall have been repaid and (ii) all Excluded Assets and associated liabilities (including Indebtedness) shall have been transferred to a Stockholder or a third party or retained by an Asset Gerry Company or will be sold by a Cablevision Company in accordance with the terms of Section 5.25.

          (n) The Company shall have taken all actions necessary to redeem its Cumulative Redeemable Preferred Stock, and the unclaimed amount deposited in trust for the benefit of holders of shares called for redemption and remaining unclaimed shall not exceed $20,000.

          (o) The Company (or one or more of its subsidiaries) shall have purchased the Buford Warrants, with Working
       Capital Assets of the Company.

          (p)  The holders of record of shares of Company Common
       Stock shall be as of the Closing Date as set forth in the certificate delivered pursuant to

       Section 5.09(b) and the Principal Stockholder and each Person that received a transfer of shares of Company Common Stock from the Principal Stockholder after the date hereof shall be a party to the Stockholders' Agreement.


                              ARTICLE VII

                            Indemnification

          SECTION 7.01. Indemnification. (a) Indemnifica-tion by Parent. Subject to the limitations specified in this
     Section 7.01 and to the survival provisions of Sec-tion 9.01, from and after the Closing, Parent shall indem-nify, defend and hold harmless each Stockholder, Asset Gerry Company and Direct Holder from, against and with respect to any and all loss, damage, claim, obligation, liability, cost, expense, interest and penalty (including reasonable attorneys' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding or demand) of any kind or character (a "Loss") borne by it arising out of or in connection with any of the following:

          (i) any breach of any of the representations and warranties of Parent or Sub contained in any Acquisi-tion
       Document or in any certificate delivered pursuant hereto or thereto;

          (ii) any failure by Parent or Sub to perform or observe, or to have performed or observed, any cove-nant, agreement or condition to be performed or observed by it or any Surviving Corporation pursuant to any Acquisition Document, which failure is not waived or permitted in writing by the Principal Stockholder, unless such failure is due to a breach by any Cablevision Company or the Principal Stockholder of any representation, warranty or covenant contained in any Acquisition Document;

          (iii) (A) the operation by Parent or any of its affiliates of the Systems on and after the Closing Date and (B) the Assumed Liabilities of the Gerry Companies pursuant to the Purchase Agreement;

          (iv) Taxes of any Cablevision Company that have been reflected in Working Capital Liabilities, Taxes of any Cablevision Company with respect to any taxable period or portion thereof after the Effective Time, and Taxes of the Stockholders arising as a result of any breach of the representations and warranties contained in Section 3.03(f) or the covenants contained in Sec-tion 5.16 (it being understood that the determination of whether a breach of the representations and warranties contained in Section 3.03(f) or the covenants contained in
       Section 5.16(b) has occurred with respect to any Merger shall be based on a "determination" (as defined in Section 1313(a) of the Code) of the qualification of such Merger as a reorganization within the meaning of
       Section 368(a) of the Code);

          (v) amounts owed by the Cablevision Companies under the Debt Documents; provided, however, that nothing herein shall limit Parent's right to indemnification for a breach of the representations and warranties set forth in
       Section 3.01(m)(ii) on the terms and conditions and subject to the limitations of this Section 7.01; or

          (vi) subject to the accuracy in all material respects of the representations and warranties set forth in
       Section 3.01(s) that are relevant to such Loss and compliance in all material respects with Section 5.18 to the extent relevant to such Loss, amounts owed by the Principal Stockholder or any Gerry Company relating to, arising from or under or in connection with, any Rate Laws, Rate Practices and Rate Proceedings applicable to any Cablevision Company at any time whether before or after the Closing (exclusive, however, of (x) any Excluded Laws and Pro-ceedings and (y) any matter covered by the indemnity obligation of the Principal Stockholder under Sec-tion 7.01(b)(ix)).

          (b) Indemnification by the Principal Stockholder. Subject to the limitations specified in this Section 7.01 and to the survival provisions of Section 9.01, from and after the Closing, the Principal Stockholder shall indem-nify, defend and hold harmless Parent from, against and with respect to, of any and all Losses arising out of or in con-nection with any of the following:

          (i) any breach of any of the representations and warranties of the Company, any Gerry Company, any Direct Holder or the Principal Stockholder contained in any Acquisition Document or in any certificate delivered pursuant hereto or thereto (which in the case of Sections 3.01(d) and 3.01(g) shall be determined without regard to any Cablevision Material Adverse Effect qualification contained therein), other than any breach of any of the representations and warranties of the Company or any Gerry Company contained in
       Section 3.01(j) or 3.01(v);

          (ii) any failure by the Company, any Gerry Company, any Direct Holder or the Principal Stockholder to perform or observe, or to have performed or observed, any covenant, agreement or condition to be performed or observed by it or him pursuant to any Acquisition Document, which failure is not waived or permitted in writing by Parent, unless such failure is due to a breach by Parent or Sub of any representation, warranty or covenant contained in any Acquisition Document;

          (iii) any breach of any of the representations and warranties of the Company or any Gerry Company contained in Section 3.01(j); provided, however, that the Principal Stockholder shall not be required to indemnify Parent for Losses to the extent that (I) such Losses arise out of or are in connection with the breach by Parent or Sub of any of the representations and warranties contained in
       Section 3.03(f) or the covenants contained in
       Section 5.16(b); or (II) such Losses arise out of or are in connection with Taxes that could be reduced by any Company Federal NOL or Company State NOL; and provided, further, that the Principal Stockholder shall not be required to indemnify Parent for Losses attributable to a "tax liability" as defined in Section 4 of the Indemnification Agreement dated as of December 23, 1988 (the "Indemnity Agreement"), between the Company and Peachtree Cable Associates, Ltd., a Texas limited partnership ("Associates") if (I) such Losses could be recovered from Associates if Parent were to seek recovery from Associates and exhaust all its remedies (including all available judicial proceedings and appeals) under or pursuant to the Indemnity Agreement; or (II) such Losses could be reduced by any Company Federal NOL or Company State NOL;

          (iv) any liability of any Cablevision Company for the unpaid taxes of any Person (other than such Cablevision Company or its subsidiaries) under Treasury Regulation
       Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor of another Person, by contract or otherwise;

          (v) any liability or obligation of any Cablevision Company or any of its subsidiaries for any Loss arising out of the agreements described in Section 3.01(l) including any indemnification obligations thereunder and any failure of any of the parties thereto to per-form its obligations thereunder;

          (vi) (A) any liability to any dissenting Stock-holder to the extent such liability per share of Company Common Stock owned by such dissenting Stockholder immediately prior to the Effective Time (as defined in the Company Merger Agreement) exceeds the per share Merger Consideration (as defined in the Company Merger Agreement), (B) any liability to any Stockholder arising out of any claim regarding an alleged misallocation among any Merger Consideration and the Purchase Consideration or otherwise relating to the conduct of the business of the Company prior to the Effective Time (as defined in the Company Merger Agreement) (or control thereof by the Principal Stockholder), or (C) any liability to any Stockholder related to, arising under or in connection with any actions or inactions of the Principal Stockholder or the Stockholders' Representative in connection with the Transactions, including actions under the Escrow Agreement and the failure of the Stockholders' Representative to deliver any portion of any Merger Consideration or the Purchase Consideration;

          (vii) (A) if the Philadelphia Minority Interest is not acquired by the Company or any subsidiary thereof prior to the Closing Date, the excess of (I) the Philadelphia Minority Interest Amount over (II) the amount included in Working Capital Liabilities in respect of the Philadelphia Minority Interest; provided, however, that Parent shall consult with the Principal Stockholder prior to agreeing to pay such amount; and (B) any liability in respect of Johnson et al. v. Wade Communications et al., or any other litigation related thereto;

          (viii) any claim against Parent, any Surviving Cor-poration, or any affiliate of any of them in respect of the Excluded Assets and any related liabilities; and any breach by any of CMP, CPI or CID of its representation set forth in Section 3.01(v) that is not reflected in Working Capital Liabilities or Closing Indebtedness and Other Liabilities of CILP or any other Gerry Company;

          (ix) any claim, other than a claim brought in respect of a Federal law, statute, rule, regulation, order or other action, against Parent, the Surviving Corporation, the CMP Surviving Corporation, the CPI Surviving Corporation or any Gerry Corporation or any affiliate of any of them in respect of A La Carte Pricing, but only to the extent of the out-of-pocket costs for rate rebates, paid or payable (including by way of offset or future rate reductions) in respect thereof (it being understood and agreed that any claim for indemnification in respect of A La Carte Pricing may be made only pursuant to this Section 7.01(b)(ix) and not under any other provision of this Section 7.01(b));

          (x) any Severance and Incentive Liability to the extent not reflected in the Adjustment Amount and any Specified
       Copyright Liabilities to the extent not reflected in the Adjustment Amount;

          (xi) any Specified Environmental Liability; and

          (xii) any Designated Copyright Liabilities to the extent not reflected in the Adjustment Amount.

          (c) Notice of Claim. Any party seeking to be indemnified hereunder (the "Indemnified Party") shall, within 30 days following discovery of the matters giving rise to a Loss, promptly notify the party from whom indem-nity is sought (the "Indemnity Obligor") in writing of any claim for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom; provided, however, that failure to give such notification shall not affect the indemnification pro-vided hereunder except to the extent the Indemnity Obligor shall have been actually prejudiced as a result of such failure (except that the Indemnity Obligor shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and docu-mentation reasonably requested by the Indemnity Obligor with respect to such Loss.

          (d) Defense. If the facts pertaining to a Loss arise out of the claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within 10 days following its receipt of the notice of such claim, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use all commercially reasonable efforts to take all action (not including settlement) rea-sonably necessary to protect against further damage or loss with respect to the Loss and the Indemnity Obligor shall have a right to participate in the defense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. The Indemnity Obligor shall not be liable for any settlement of any claim by the Indemnified Party without the prior written consent of the Indemnity Obligor, which shall not be unrea-sonably withheld. The Indemnified Party shall be subject to settlements agreed to by the Indemnity Obligor and shall cooperate in effecting such settlements so long as the Indemnified Party is fully and completely released from any liability in respect of the claim for which indemnification from the Indemnity Obligor is due hereunder. The Indemnity Obligor shall consult with the Indemnified Party with respect to the proposed terms of any settlement, including terms which may have a precedential effect on the Indemni-fied Party. In the event of payment by the Indemnity Obligor to the Indemnified Party in connection with any Loss arising out of a third-party claim, the Indemnity Obligor shall be subrogated to and shall stand in the place of the Indemnified Party as to any events or circumstances in respect of which the Indemnified Party may have any right or claim against such third party relating to such matter. The Indemnified Party shall cooperate with the Indemnity Obligor in prosecuting any subrogated claim.

          (e) Time for Claims. The obligations to indem-nify and hold harmless a party hereto (i) pursuant to Sec-tions 7.01(a)(iv), 7.01(b)(iii), 7.01(b)(iv) and 7.01(b)(x)
     shall terminate 30 days after the expiration of the applicable statute of limitations, (ii) pursuant to Sections 7.01(a)(i) and 7.01(b)(i) shall terminate when the applicable representation or warranty terminates pursuant to
     Section 9.01, (iii) pursuant to Sections 7.01(a)(ii) and 7.01(b)(ii) shall terminate 30 days after the termination of the related obligation hereunder (and performance in full thereof), (iv) pursuant to Section 7.01(b)(ix) shall termin-ate eighteen months after the Closing Date, (v) pursuant to
     Section 7.01(b)(xi) shall terminate five years after the Closing Date, (vi) pursuant to Section 7.01(b)(xii) shall terminate three years after the Closing Date and
     (vii) pursuant to Sections 7.01(a)(iii), 7.01(a)(v), 7.01(a)(vi), 7.01(b)(v), 7.01(b)(vi), 7.01(b)(vii) and
     7.01(b)(viii) shall not terminate.

          (f)  Limitation.  Notwithstanding the provisions of
     Section 7.01(a) or (b), the Indemnity Obligor shall not have any indemnification obligation under this Agreement unless and until and to the extent that the aggregate amount of the Losses of the Indemnified Party exceed $7,500,000 (the "Deductible") in the aggregate; provided that (i) any liability of the Principal Stockholder with respect to income taxes, with respect to Sections 7.01(b)(v), 7.01(b)(vi), 7.01(b)(vii), 7.01(b)(viii), 7.01(b)(ix),
     7.01(b)(x) and 7.01(b)(xi) or as a result of a breach of Sections 3.01(a), 3.01(c), 3.01(j)(iv), 3.01(l) and 3.02(a)
     or Section 4.05(d) of any Merger Agreement or
     Section 4.04(d) of the Purchase Agreement shall not be included in the calculation of Losses for purposes of determining whether the Deductible has been exceeded, nor shall the indemnification obligations of the Principal Stockholder with respect to income taxes, Sec-tions 7.01(b)(v), 7.01(b)(vi), 7.01(b)(vii), 7.01(b)(viii),
     7.01(b)(ix), 7.01(b)(x) and 7.01(b)(xi) or as a result of a breach of Sections 3.01(a), 3.01(c), 3.01(j)(iv), 3.01(l) or
     3.02(a), Section 4.05(d) of any Merger Agreement or
     Section 4.04(d) of the Purchase Agreement be subject to the Deductible and (ii) any liability of Parent with respect to Sections 7.01(a)(iii), 7.01(a)(iv), 7.01(a)(v) and
     7.01(a)(vi), or as a result of a breach of Section 3.03(f) or the last sentence of Section 5.11, Section 4.05(c) of any Merger Agreement or Section 4.04(d) of the Purchase Agreement shall not be included in the calculation of Losses for purposes of determining whether the Deductible has been exceeded, nor shall the indemnification obligations of Parent with respect to Sections 7.01(a)(iii), 7.01(a)(iv), 7.01(a)(v) and 7.01(a)(vi), or as a result of a breach of
     Section 3.03(f), 5.03, 5.04, the last sentence of
     Section 5.11 or Section 4.05(c) of any Merger Agreement or
     Section 4.04(c) of the Purchase Agreement be subject to the Deductible.

          (g) Adjustments to Indemnity Payments. (i) The amount payable by an Indemnity Obligor to an Indemnified Party under Section 7.01(a) or Section 7.01(b) shall be increased by the amount of any tax payable by the Indemni-fied Party on or by virtue of the receipt of such amount and such increase, so that the net after-tax amount realized by the Indemnified Party is equal to the amount of its Loss sustained, taking into account clause (ii) of this Section.

          (ii) The amount payable by the Indemnity Obligor to an Indemnified Party with respect to a Loss shall be reduced by the amount of any insurance proceeds received by the Indemnified Party with respect to the Loss, and each of the parties hereby agrees to use commercially reasonable efforts to collect any and all insurance proceeds to which it may be entitled in respect of any Loss. Such amount payable shall be further reduced by the amount of any Tax benefit actually realized (including by refund or by reduction of or offset against Taxes otherwise payable had the Loss not been sustained) by the Indemnified Party (or the affiliated or combined group of which it is a member) by reason of the payment or incurrence by the Indemnified Party of the Loss for which indemnity is sought or the occurrence of the event giving rise to such Loss. To the extent that insurance proceeds are received, or a Tax benefit is realized, after payment has been made by the Indemnity Obligor to the Indemnified Party with respect to a Loss, the Indemnified Party shall promptly pay an amount equal to such proceeds or benefit to the Indemnity Obligor.

          (iii) Any amount payable by Parent as an Indemnity Obligor shall be paid (A) in the case of indemnification obligations in respect of the Company, CMP or CPI by delivering Parent Common Stock (which shall be duly and validly issued, fully paid and nonassessable) of equal value calculated on the basis of the Current Market Price as of the date such payment is made and (B) in the case of indem-nification obligations arising in respect of any Purchase Gerry Company, in cash. Any amount payable by the Principal Stockholder as an Indemnity Obligor shall be paid in cash; provided, however, that if the Current Market Price of the Parent Common Stock is greater than the amount in dollars equal to the Common Valuation Number, any such amount may be paid, at the Principal Stockholder's option, in cash or in Parent Common Stock valued at such amount.

          (h) Closing Without All Consents. Notwithstand-ing anything in this Article VII to the contrary, the Prin-cipal Stockholder shall not have any liability or obligation for indemnity arising solely as a result of (i) the occurrence of the Closing without certain consents as contemplated by
     Section 6.03(h) or (ii) Parent's waiver of any condition set forth in Article VI regarding obtaining the consent of any Person, including any Governmental Entity, nor shall any adjustment to any Merger Consideration or the Purchase Consideration be made as a result of either of the events described in clauses (i) and (ii).

          (i) Indemnity as Sole Remedy. After the Closing Date, indemnification pursuant to this Article VII shall be the sole and exclusive remedy of any party to this Agreement for any breach of a representation, warranty or covenant made or obligation undertaken by any other party, or for any Loss arising out of or relating to the items listed in para-graphs (a) and (b) of Section 7.01 or otherwise related to the Transactions, other than in respect of the Office Lease, the Registration Rights Agreement, the Stockholders' Agreement, the Noncompetition Agreements or the Parent Series E Certificate or the Parent Series F Certificate, which shall be governed by their terms, whether such claim may be asserted as a breach of contract, tort or otherwise.

     Notwithstanding the provisions of Article VI regarding the time as of which certain representations and warranties are made (or deemed to be made) for purposes of the conditions to closing set forth in such Article, for purposes of this
     Article VII, all representations and warranties set forth in
     Article III shall be deemed to be made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to or are stated to be as of an earlier date, in which case such representations and warranties that expressly relate to or are stated to be as of an earlier date shall, for purposes of this Article VII, be deemed to be made on and as of such earlier date.

                             ARTICLE VIII

                   Termination, Amendment and Waiver

          SECTION 8.01.  Termination.   The Acquisition Documents
     may be terminated at any time prior to the Closing:

          (a) by mutual written consent of Parent and the Principal Stockholder;

          (b) by either Parent or the Principal Stockholder if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger shares of common stock of CMP pursuant to the CMP Merger, shares of common stock of CPI pursuant to the CPI Merger or shares of capital stock or partnership interests of any Gerry Company pursuant to the Purchase, and such order, decree or ruling or other action shall have become final and nonappealable;

          (c) by either Parent or the Principal Stockholder if the Closing has not occurred by February 29, 1996, unless the failure of the Closing to occur is the result of a breach by the Person seeking to terminate the Acquisition Documents;

          (d) by Parent if the conditions precedent to the obligations of Parent and Sub set forth in Sec-tions 6.01 and 6.03 shall not have been satisfied or waived by Parent by the date scheduled for Closing under Article II, unless satisfaction has been frus-trated or made impossible by an act or failure to act of Parent or Sub in breach or violation of its covenants, agreements or obligations hereunder; or

          (e) by the Principal Stockholder if the conditions precedent to the obligations of the Company, the Gerry Companies, the Direct Holders and the Principal Stock-holder set forth in Sections 6.01 and 6.02 shall not have been satisfied or waived by the Principal Stock-holder by the date scheduled for Closing under Article II, unless satisfaction has been frustrated or made impossible by an act or failure to act of the Principal Stockholder or any of the Company, the Gerry Companies or the Direct Holders in breach or violation of its covenants, agreements or obligations hereunder.

     Notwithstanding anything in this Section 8.01 to the con-trary, (i) the date on which the Acquisition Documents may be terminated pursuant to paragraph (e) shall be extended for 60 days in the event the Closing has not occurred as a result of the failure of the condition specified in
     Section 6.02(f)(E), (ii) any date on which the Acquisition Documents may be terminated pursuant to paragraph (b), (c) or (d) of this Section 8.01 shall be extended for 60 days in the event that the Closing has not occurred solely as a result of the inability of the Company or any Gerry Company to make (notwithstanding the Cablevision Material Adverse Effect qualifications contained in Section 6.03(b)) any representation or warranty set forth in Section 3.01(f)(v) or Section 3.01(g) as of the Closing Date, if such inability is curable within such 60 day period and (iii) if on February 29, 1996 (or any extension thereof), the Closing has not occurred solely because any required notice period for Closing has not lapsed, such date shall be extended until the lapse of such period.

          SECTION 8.02. Effect of Termination. In the event of termination of the Acquisition Documents by either Parent or the Principal Stockholder as provided in Sec-tion 8.01, the obligations of the parties hereto shall ter-minate without any liability or obligation on the part of Parent, Sub, any Cablevision Company or the Principal Stock-holder, except that (i) the provisions of Section 3.01(l), 3.03(g), the second sentence of Section 5.01, Section 5.07 and this
     Section 8.02 and Article IX shall survive, and (ii) to the extent that such termination results from the wilful and material breach by a party of any of its repre-sentations, warranties, covenants or agreements set forth in any Acquisition Document, the non-defaulting parties' rights to pursue all legal or equitable remedies for breach of con-tract or otherwise, including the right to specific perfor-mance or damages or both, shall survive and the non-prevailing party in any lawsuit related to any such pursuit shall pay the attorney's fees of the prevailing party. Without limiting the generality of the foregoing, neither Parent or Sub, on the one hand, nor the Cablevision Com-panies or the Principal Stockholder, on the other hand, may rely on the failure of any condition precedent set forth in
     Article VI to be satisfied if such failure was caused by such party's (or parties') failure to act in good faith, or a breach of or failure to perform its representations, war-ranties, covenants or other obligations in accordance with the terms of the Acquisition Documents. Notwithstanding anything to the contrary contained herein, if the Mergers and Purchase are not consummated, the Principal Stockholder shall have no obligation or liability hereunder for any breach or default by any Cablevision Company.

          SECTION 8.03.  Amendment.  Any Acquisition Docu-ment
     may be amended by the parties at any time by an instru-ment in writing signed on behalf of each of the parties.

          SECTION 8.04. Extension; Waiver. At any time prior to the Closing, any party or parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in or in any document delivered pursuant to an Acquisition Document made for the benefit of such party or parties or (c) waive compliance with any of the agreements or conditions contained in any Acquisition Document made for the benefit of such party or parties. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to an Acquisition Document to assert any of its rights under such Acquisition Document or otherwise shall not constitute a waiver of those rights.


                              ARTICLE IX

                          General Provisions

          SECTION 9.01. Survival of Representations and Warranties. The representations and warranties in the Acquisition Documents or in any instrument delivered pur-suant to any of the Acquisition Documents shall survive the Closing solely for the purposes of Article VII and shall terminate on the date that is 18 months after the Closing Date, except for (w) the representations and warranties set forth in Section 3.01(j) relating to Federal or state income taxes, which shall survive the Closing until 30 days after the expiration of the applicable statute of limitations,
     (x) the representations and warranties set forth in Sections 3.01(a)(i), 3.01(c) and 3.02(a) to the extent that such Sections relate to title to capital stock or partner-ship interests only, which shall not terminate and (y) the representations and warranties set forth in Sec-tion 3.01(o)(iii), which shall survive the Closing for a period of five years and (z) the representations and war-ranties set forth in Section 3.03(a) and Section 3.03(b) (to the extent that it relates to the Parent Stock comprising any Merger Consideration) and Section 3.03(f), which shall not terminate. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

          SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed given (i) on the first Business Day following the date received, if delivered personally, (ii) on the Business Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Business Day that is at least five days following deposit in the mails, if sent by first class mail, to the party at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

               Time Warner Inc.
               75 Rockefeller Plaza
               New York, NY 10019
               Facsimile:  (212) 956-7281

               Attention:  Peter R. Haje, Esq.

               with a copy (which shall not constitute notice) to:

               Time Warner Cable
               300 First Stamford Place
               Stamford, CT 06902
               Facsimile:  (203) 328-4840

               Attention:  Henry Gerken, Esq.

               with a copy (which shall not constitute notice) to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Facsimile:  (212) 474-3700

               Attention:  William P. Rogers, Jr., Esq.

          (b) if to the Company or any Gerry Company or the Principal Stockholder, to

               Cablevision Industries Corporation
               One Cablevision Center
               Liberty, NY 12754
               Facsimile:  (914) 292-2411

               Attention:  Messrs. Alan Gerry and
                           Rodney Cornelius

               with a copy (which shall not constitute notice) to:

               Dow, Lohnes & Albertson
               1255 23rd Street, N.W.
               Suite 500
               Washington, D.C. 20016
               Facsimile: (202) 857-2900

               Attention: Leonard J. Baxt, Esq.

     Any such communication shall be deemed received (i) five days after such communication has been mailed, (ii) the second day after such communication has been sent by overnight courier or (iii) the next day after such communication has been sent by telecopy.

          SECTION 9.03. Counterparts. Any Acquisition Document may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.04. Entire Agreement; No Third-Party Beneficiaries. The Acquisition Documents and the Confiden-tiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the Acquisition Documents and are not intended to confer upon any Person other than the parties any rights or remedies hereunder, other than in the case of
     (a) Sections 5.03, 5.04, 5.05 and 5.24, in respect of which the officers, directors and employees of the Cablevision Companies referred to in any such Section are the intended beneficiaries in respect of such Section and (b) Section 7.01(a), in respect of which all the Stockholders are the intended beneficiaries in respect of such Section.

          SECTION 9.05. Governing Law. The Acquisition Documents shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Mergers.

          SECTION 9.06. Assignment. No Acquisition Docu-ments nor any of the rights, interests or obligations under any Acquisition Document shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that without the consent of the other parties,
     (i) Parent or Sub may assign all of its rights and obliga-tions (other than pursuant to any Merger Agreement and Article VII of this Agreement) hereunder to any wholly owned subsidiary of Parent, to TWE or to TWE-Advance/Newhouse and
     (ii) the Principal Stockholder may assign his rights here-under to Permitted Assignees and, upon the death or permanent disability of Principal Stockholder, his estate (and his heirs, devisees, legatees or assigns), his guardian or guardians or his conservator or conservators, as the case may be, shall be entitled to all rights, and responsible for all obligations of and liabilities, of the Principal Stockholder hereunder; provided, however, that with respect to clause (i), Parent shall remain liable for any such assigned obligations. Subject to the preceding sentence, the Acquisition Documents will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.07. Enforcement; Waiver of Jury Trial. The parties agree that irreparable damage would occur in the event that any of the provisions of the Acquisition Docu-ments were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Acquisition Documents and to enforce specifically the terms and provisions of the Acquisition Documents in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the par-ties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dis-pute arises out of any Acquisition Document or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by notion or other request for leave from any such court and (c) agrees that it will not bring any action relating to any Acquisition Document or any of the Transactions in any court other than a Federal or state court sitting in the State of New York.

          SECTION 9.08. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of any Acquisition Document.

          SECTION 9.09. Construction. The figures included in this Agreement setting the Deductible were negotiated by the parties hereto specifically for the purpose of defining the rights and obligations of the parties with respect to such matters and are not intended to constitute and shall not constitute, a standard for defining any term in any Acquisition Document, including "in all material respects," "Cablevision Material Adverse Change," "Cablevision Material Adverse Effect", "Parent Material Adverse Change" or "Parent Material Adverse Effect".

          SECTION 9.10. Cooperation. (a) After the Closing, upon reasonable written notice, the Principal Stockholder and Parent shall furnish or cause to be furnished to each other and to their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company, the Equity Gerry Companies and their respective subsidiaries, and to any assets acquired pursuant to the Purchase Agreement, as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Sec-tion 9.10. Neither Parent nor any of its subsidiaries shall be required by this Section 9.10 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

          (b) For a period of two years after the Closing, to the extent such actions would be commercially reasonable, the parties hereto shall execute all further documents, financing statements and instruments and take all further actions that may be required to consummate any of the Trans-actions that were not consummated as of the Closing Date. Without limiting the generality of the foregoing, (i) the Principal Stockholder and each Asset Gerry Company shall take any actions contemplated by this Agreement (including
     Section 5.02) to be taken by the Principal Stockholder or such Asset Gerry Company to cause any Franchise Area that is not a Transferable Franchise Area as of the Closing Date to become a Transferable Franchise Area and (ii) Parent and its subsidiaries shall execute any instruments, financing state-ments and agreements that are necessary to release the Prin-cipal Stockholder from his liability under the Debt Docu-ments, provided that such instruments, statements and agree-ments do not impose additional obligations or liabilities on Parent or any of its subsidiaries; provided, however, that in the case of clause (i) of this paragraph (b), Parent shall pay all fees and expenses, including reasonable attorney's fees, of the Principal Stockholder and any Asset Gerry Company resulting from or in connection with compli-ance with this paragraph (b).

          (c) In the event that the Mergers and the Purchase are consummated without the requisite approval of all franchising authorities, the Principal Stockholder, the Company, each Asset Gerry Company and Parent agree to use commercially reasonable efforts to enter into such agreements, including any trust or management agreement, as the parties mutually determine are appropriate to enable Parent to conduct its operations, subject to applicable laws, as if all the Transactions had been consummated; provided, however, that Parent shall pay any fees and expenses, including reasonable attorney's fees, of the Principal Stockholder and any Asset Gerry Company as a result of compliance with this paragraph (c).

          (d) To the extent that the Principal Stockholder or any Asset Gerry Company suffers a loss after the Closing Date as a result of a claim in respect of the Excluded Assets which relates to actions prior to the Closing Date and for which the Principal Stockholder or such Asset Gerry Company has a claim under insurance policies of the Surviving Corporations, any Equity Gerry Company or insurance policies that were acquired pursuant to the Purchase Agreement, Parent shall use reasonable efforts to cooperate with the Principal Stockholder in collecting any amounts owing under such insurance policies.

          SECTION 9.11. Stock Legends. (a) If the initial issuance of any of the Parent Preferred Stock and Parent Common Stock to be issued pursuant to the Merger Agreements and the Purchase Agreement and the conversion and exchange provisions of the Parent Preferred Stock shall not have been registered under the Securities Act, all certificates representing such Parent Preferred Stock and Parent Common Stock, and all certificates issued upon subsequent exchanges and transfers of such Parent Preferred Stock and Parent Common Stock shall, subject to paragraph (b) of this
     Section 9.11, bear the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED,

       TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          (b) Parent shall deliver new certificates for the shares of Parent Preferred Stock and Parent Common Stock, without the legend specified in paragraph (a) of this
     Section 9.11, (i) in connection with any underwritten public offering pursuant to Section 3.02(i) of the Stockholders' Agreement, (ii) in connection with any other sale that is registered under the Securities Act (including a Designated Shelf Registration under the Registration Rights Agreement),
     (iii) upon any sale meeting the requirements of Rule 144 under the Securities Act and (iv) after the securities become eligible for resale pursuant to Rule 144(k) under the Securities Act, in exchange for (x) in each case, surrender of existing certificates representing such shares and (y) in the case of clauses (iii) and (iv), evidence reasonably satisfactory to Parent that the applicable requirements of Rule 144 under the Securities Act have been satisfied.

          IN WITNESS WHEREOF, the Company, the Gerry Companies, the Direct Holders, the Principal Stockholder, Parent and Sub have caused this Agreement to be signed by their respective duly authorized officers (or, in the case of the Principal Stockholder, has signed this Agreement), all as of the date first written above.


                         CABLEVISION INDUSTRIES CORPORATION,

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                         CABLEVISION MANAGEMENT CORPORATION
                         OF PHILADELPHIA (a Merger Gerry
                         Company),

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                         CABLEVISION PROPERTIES, INC. (a
                         Merger Gerry Company),

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                         CABLEVISION INDUSTRIES LIMITED
                         PARTNERSHIP (a Purchase Gerry Company),


                           by CABLEVISION INDUSTRIES OF
                           DELAWARE, INC., as General
                           Partner,

                           by /s/
                             ------------------------------
                             Name:
                             Title:

                       and by CABLEVISION PROPERTIES, INC.,
                           as General Partner,

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                         CABLEVISION INDUSTRIES OF
                         TENNESSEE L.P. (a Purchase Gerry
                         Company),

                           by CABLEVISION INDUSTRIES OF
                           TENNESSEE, INC., as General
                           Partner,

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                       and by
                             /s/ Alan Gerry
                             ------------------------------
                             Alan Gerry, as
                             General Partner


                         CABLEVISION INDUSTRIES OF SARATOGA
                         ASSOCIATES (a Purchase Gerry Company),


                           by ARA CABLEVISION, INC.,
                           as General Partner,

                           by /s/
                             ------------------------------
                             Name:
                             Title:

                       and by
                              /s/
                             ------------------------------
                             Alan Gerry, as
                             General Partner
                       and by CABLEVISION OF
                           FAIRHAVEN/ACUSHNET, as General
                           Partner,

                             by CABLEVISION INDUSTRIES OF
                             MIDDLE FLORIDA, INC., as
                             General Partner,

                             by /s/
                               -----------------------------
                               Name:
                               Title:

                         and by
                               /s/
                               ----------------------------
                               Alan Gerry, as
                               General Partner


                         CABLEVISION OF FAIRHAVEN/ACUSHNET (a
                         Purchase Gerry Company),


                           by CABLEVISION INDUSTRIES OF
                           MIDDLE FLORIDA, INC., as General
                           Partner,

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                       and by
                             /s/
                             ------------------------------
                             Alan Gerry, as
                             General Partner


                         CABLEVISION INDUSTRIES OF MIDDLE
                         FLORIDA, INC. (a Purchase Gerry
                         Company),

                           by /s/
                             ------------------------------
                             Name:
                             Title:

                         CABLEVISION INDUSTRIES OF FLORIDA, INC.
                         (a Purchase Gerry Company),

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                         CABLEVISION INDUSTRIES OF DELAWARE,
                         INC. (a Direct Holder),

                           by /s/
                             ------------------------------
                             Name:
                             Title:


                         ARA CABLEVISION, INC. (a Direct Holder),

                           by /s/
                             ------------------------------
                             Name:
                             Title:



                           /s/  Alan Gerry
                         ----------------------------------
                                 Alan Gerry, as the
                                Principal Stockholder


                         TIME WARNER INC.,

                           by /s/
                              --------------------------
                              Name:
                              Title:

                         TWI CVI ACQUISITION CORP.,

                           by /s/
                             --------------------------
                             Name:
                             Title:

                                                          ANNEX A

                    Definitions and Interpretation


          Definitions. The following terms shall have the meanings set forth below:

          "Action" has the meaning given such term in
       Section 6.02(g) of the Supplemental Agreement.

          "Acquisition Documents" means the Supplemental Agreement, the Merger Agreements, the Escrow Agreement and the Purchase Agreement, including in each case all exhibits and schedules (including the Disclosure Schedule) but shall in no event be deemed to include the agreements or documents referred to in the Disclosure Schedule.

          "Adjustment Amount" for purposes of each Merger
       Agreement, has the meaning given such term in
       Section 4.02(c) of the Merger Agreement, and for purposes of the Purchase Agreement, has the meaning given such term in Section 4.01(a) of the Purchase Agreement.

          "Adjustment Date" for purposes of each Merger Agreement has the meaning given such term in Section 4.03 of such Merger Agreement.

          "affiliate" of any Person means another Person that directly or indirectly, through one or more inter-mediaries, controls, is controlled by, or is under common control with, such first Person.

          "A La Carte Pricing" has the meaning given such term in the definition of "Rate Laws".

          "Allocable Capital Expenditure Deficiency" of the Company or any Gerry Company means such Person's allocable portion of any Net Capital Expenditure Deficiency (such allocable portion being determined on the basis of the portion of the aggregate of all Capital Expenditure Deficiencies of the Company and all Gerry Companies represented by the Capital Expenditure Deficiency of such Person).

          "Allocable Capital Expenditure Excess" of the Company or any Gerry Company means such Person's allocable portion of any Net Capital Expenditure Excess

       (such allocable portion being determined on the basis of the portion of the aggregate of all Capital Expenditure
       Excesses of the Company and all Gerry Companies represented by the Capital Expenditure Excess).

          "Antitrust Division" means the Antitrust Division of the Department of Justice.

          "Asset Gerry Company" has the meaning given such term in Section 2.01 of the Purchase Agreement.

          "Assumed Liabilities" has the meaning given such term in Section 2.04 of the Purchase Agreement.

          "Basic Equivalent Subscribers" means, with respect to any System or Systems as of any date, the sum of the Individual Subscribers and Subscriber Equivalents of such
       System or Systems as of such date.

          "Basic Services" means Basic Cable Service and Cable Programming Service. "Basic Cable Service" means the level of cable television service defined in 47 C.F.R.
       Section 76.901(a) that includes signals of domestic television broadcast stations (except for satellite delivered "superstations") and public, educational and governmental access channels required by municipal franchise. "Cable Programming Service" means the level of cable television service defined in 47 C.F.R.
       Section 76.901(b) that includes video programming other than Basic Cable Service or premium service provided by a System for separate charge per channel or per program.

          "Basic Subscriber Rate" means, with respect to any System as of any date, the average monthly fees and charges charged by such System as of such date for the provision of Basic Services to a single family house-hold.

          "Benefit Plans" has the meaning given such term in
       Section 3.01(h) of the Supplemental Agreement.

          "Buford Warrants" means the warrants purchased by Buford Television, Inc. ("Buford") pursuant to Section 1 of the Purchase Agreement dated as of August 16, 1989, among West Valley Cablevision Industries, Inc., the Company and Buford.

          "Cablevision Companies" means the Company, the Gerry
       Companies and their respective subsidiaries.

          "Cablevision Material Adverse Change" or "Cablevision Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, condition (financial or other) or results of operations of the Cablevision Companies and their respective subsidiaries, taken as a whole, or the Surviving Corporation, the CMP Surviving Corporation, the CPI Surviving Corporation, the Gerry Companies and their respective subsidiaries, taken as a whole, which shall be deemed to include any effect (or development) that results in the aggregate number of Basic Equivalent Subscribers in respect of the Systems as of the Closing Date (less any Subscriber Adjustments) to be less than 1,139,724 (less any Subscriber Adjustments); provided, however, that an effect (or development, including any such reduction in Basic Equivalent Subscribers) shall not be deemed to be a Cablevision Material Adverse Effect if such effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions (including Rate Laws, Rate Proceedings, other Federal, state or local governmental actions, legislation or regulations or competitive activities) applicable to the cable industry generally on a national, state, regional or local basis (unless, in any such case, such governmental action, legislation or regulation (other than a Rate Law or Rate Proceeding) or such competitive activity is directed primarily at a Cablevision Company (even if such action is on its face applicable to the cable industry generally) and is attributable primarily to the actions or inactions, which actions or inactions are not (or were not) consistent with what a prudent long-term cable operator would do (or would have done) or fail to do (or would have failed to do) in the circumstances existing at the time of such actions or inactions, of one or more Cablevision Companies or the Principal Stockholder).

          "Capital Budget" has the meaning given such term in
       Section 3.01(e)(iii) of the Supplemental Agreement.

          "Capital Expenditure Deficiency" of the Company or any Gerry Company means the excess as of the Closing Date, if any, of such Person's Cumulative Projected Capital Expenditure Amount as of such date over such Cablevision Company's Cumulative Capital Expenditure Amount as of such date.

          "Capital Expenditure Excess" of the Company or any Gerry Company means the excess as of the Closing Date, if any, of (i) the lesser of (A) such Person's Cumulative Capital Expenditure Amount and (B) 110% of such Cablevision Company's Cumulative Projected Capital Expenditure Amount in each case as of such date over
       (ii) such Cablevision Company's Cumulative Projected Capital Expenditure Amount as of such date.

          "Certificate of Merger" has the meaning given such term in Section 2.02 of each Merger Agreement.

          "Certificates" for purposes of each Merger Agreement has the meaning given such term in Section 4.04(a) of such Merger Agreement.

          "CID" means Cablevision Industries of Delaware, Inc., a
       Delaware corporation.

          "CILP" means Cablevision Industries Limited
       Partnership, a Delaware limited partnership.

          "Closing" has the meaning given such term in Article II of the Supplemental Agreement.

          "Closing Date" has the meaning given such term in
       Article II of the Supplemental Agreement.

          "Closing Indebtedness and Other Liabilities" of the Company or any Gerry Company, as the case may be, as of the Closing Date means (i) all Indebtedness as of such date of the Company or such Gerry Company, as the case may be, and its respective subsidiaries, on a consolidated basis, and (ii) in the case of the Company, if the Philadelphia Minority Interest has been purchased prior to the Closing Date, any portion of the Philadelphia Minority Interest Amount that was paid from other than Working Capital Assets; provided, however, that Indebtedness transferred with any of the Excluded Assets shall not be deemed to be Closing

       Indebtedness and Other Liabilities of the Company or any Gerry Company.

          "CMP" means Cablevision Management Corporation of
       Philadelphia, a Delaware corporation.

          "CMP Acquisition Sub" means a wholly owned subsidiary of Parent to be formed prior to the Effective Time.

          "CMP Merger" has the meaning given such term in the Introduction to the CMP Merger Agreement.

          "CMP Merger Agreement" means the Agreement and Plan of
       Merger dated as of February 6, 1995, among CMP, the Principal Stockholder and Parent.

          "CMP Surviving Corporation" has the meaning given such term in Section 2.01 of the CMP Merger Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Common Valuation Number" has the meaning agreed to from time to time by Parent and the Principal Stockholder.

          "Communications Act" means the Communications Act of
       1934, as amended, including the Cable Communications
       Policy Act of 1984 and the Cable Television Consumer
       Protection and Competition Act of 1992.

          "Company" shall mean Cablevision Industries
       Corporation.

          "Company Common Share Number" for the purposes of each Merger Agreement has the meaning given such term in
       Section 4.01(c) of such Merger Agreement.

          "Company Common Stock" has the meaning given such term in the Introduction to the Merger Agreement.

          "Company Federal NOL" and "Company State NOL" have the respective meanings given such terms in Section 3.01(j) of the Supplemental Agreement.

          "Company Merger" has the meaning given such term in the Introduction to the Company Merger Agreement.

          "Company Merger Agreement" means the Agreement and Plan of Merger dated as of February 6, 1995, among the Company, the Principal Stockholder, Parent and Sub.

      "Corporate/Regional Employees" means, in respect of any Cablevision Company, those corporate employees of such Cablevision Company who are (i) located at the Company's headquarters in Liberty, New York, or (ii) assigned to a regional division at one of the regional headquarters in Liberty, New York, DeLand, Florida, or Cary, North Carolina.

          "CPI" means Cablevision Properties, Inc., a Delaware corporation.

          "CPI Acquisition Sub" means a wholly owned subsidiary of Parent to be formed prior to the Effective Time.

          "CPI Merger" has the meaning given such term in the Introduction to the CPI Merger Agreement.

          "CPI Merger Agreement" means the Agreement and Plan of
       Merger dated as of February 6, 1995, among CPI, the Principal Stockholder and Parent.

          "CPI Surviving Corporation" has the meaning given such term in Section 2.01 of the CPI Merger Agreement.

          "Cumulative Capital Expenditure Amount" of any Cablevision Company as of any date (the "Calculation Date") means the aggregate amount of all capital expen-ditures made by such Cablevision Company and its sub-sidiaries after the date of the Supplemental Agreement and on or prior to the Calculation Date (the "Measurement Period"). For purposes of determining the amount of capital expenditures made during the portion of a month that is only partially included in the Measurement Period, the aggregate amount of Capital Expenditures made during such month shall be allocated pro rata between the included and excluded portions of such month.

          "Cumulative Projected Capital Expenditure Amount" of any Cablevision Company with respect to any date (the "Calculation Date") means the amount set forth opposite such Cablevision Company's name in Section 3.01(e)(iii) of the Disclosure Schedule multiplied by the sum of the monthly allocations as set forth in such Section from the date of the Supplemental Agreement to the Calculation Date.

          "Current Market Price" means, with respect to Parent Common Stock as of any date, the average of the closing prices of such stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for all trading days beginning on the thirteenth trading day before such date and ending on and including the fifth trading day before such date.

          "Debt Documents" shall mean (i) the Indenture dated as of March 17, 1993, between the Company and The First National Bank of Boston, as Trustee, (ii) the Indenture dated as of January 30, 1992, between the Company and Bankers Trust Company, as Trustee, (iii) the Note Agreement dated as of May 1, 1991, between Cablevision Industries, Inc. ("CII") and vari-ous insurance companies,
       (iv) the Line of Credit Loan Agreement dated as of December 23, 1992, between the Company and Fleet National Bank, (v) the Note Agreement dated as of July 11, 1989, between CII and various insurance companies, (vi) the Credit Agreement dated as of May 23, 1994, between CII and the Banks named therein as lenders, the Bank of Montreal as Administrative Agent and certain other banks in various agency capacities, (vii) the Credit Agreement dated as of November 20, 1992, among Massachusetts Cablevision Systems Limited Partnership, Massachusetts Cablevision Industries, Inc., Florida Cablevision Management Corp., Cablevision Industries of Central Florida, Inc., the several lenders from time to time party thereto, Royal Bank of Canada as Administrative Agent and certain other banks in various agency and management capaci-ties, (viii) the Credit Agreement dated as of December 17, 1991, among Wade Communications Partnership, The Chase Manhattan Bank (National Association) ("Chase") as Agent and CIBC, Inc. as Co-Agent, (ix) the Credit Agreement dated as of December 19, 1990, among West Valley Cablevision Industries, Inc., Chase as Agent and Citibank, N.A. and Credit Lyonnais New York Branch, as Co-Agents, (x) the Credit Agreement dated as of November 1, 1993, among Cablevision Industries of the Southeast Inc. ("CIOS"), and certain affiliated companies, the banks named therein as lenders, Nationsbank of Texas, N.A., as

       Administrative Agent and certain other banks in various agency capacities, (xi) the promissory note payable to William A. Wentworth by CIOS and certain affiliated companies, (xii) the Credit Agreement dated as of February 14, 1990, among CILP, Cablevision Industries of Tennessee, L.P. ("CITLP"), Cablevision of Fairhaven/Acushnet ("CFA"), Cablevision Industries of Florida, Inc. ("CIFI"), Cablevision Industries of Middle Florida, Inc. ("CIMFI"), and Cablevision Industries of Saratoga Associates ("CISA"), First Union National Bank of North Carolina, as Agent, and certain banks and (xiii) the Senior Subordinated Credit Agreement dated as of
       February 14, 1990, among CILP, CITLP, CFA, CIFI, CIMFI, CISA and National Westminster Bank USA and CIBC, Inc., as Co-Agent, (xiv) amendments, modifications, supplements, refinancings or replacements of the foregoing (but only to the extent permitted under Section 4.01 of the Supplemental Agreement) and (xv) all security agreements, pledge agreements, assumption agreements, guarantees and other agreements executed in connection with the agreements listed in clauses (i) through (xiv), other than any interest rate swap agreement.

          "Designated Copyright Liabilities" means any liabilities arising out of the matters set forth in
       Section 3.01(t)(ii) of the Disclosure Schedule, other than any Specified Copyright Liabilities.

          "Designated Entity" has the meaning given such term in
       Section 5.02(e) of the Supplemental Agreement.
          "Designated Franchise Area" has the meaning agreed to from time to time by Parent and the Principal Stockholder.

          "DGCL" means the Delaware General Corporate Law.

          "Disclosure Schedule" means the Disclosure Schedule referred to in the Supplemental Agreement and delivered to Parent by the Cablevision Companies prior to the execution of the Supplemental Agreement.

          "Dissenting Shares" has the meaning given such term in
       Section 4.01(d) of the Company Merger Agreement.

          "Effective Time" means the time specified in the Certificates of Merger which shall be on or immediately following the Closing Date, as agreed by the parties to the Merger Agreements.


          "Environmental Law" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of Hazardous Substances or noxious odor, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
       Section 9601 et seq. ("CERCLA"), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C.
       Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act, 42 U.S.C.
       Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

          "Environmental Permit" means any permit, license, or authorization from any Governmental Entity required for the Cablevision Companies and their subsidiaries to conduct their respective business operations under Environmental Laws.

          "Equity Gerry Company" has the meaning given such term in Section 2.1 of the Purchase Agreement.

          "ERISA" means the Employee Retirement Income Security
       Act of 1974, as amended.

          "Escrow Agreement" means the Escrow Agreement among the Parent, the Principal Stockholder and the Escrow Agent (as defined therein) substantially in the form of Exhibit J to the Supplemental Agreement, which agreement shall be executed on or prior to the Closing.

          "Escrowed Shares" has the meaning given such term in
       Section 4.04(h) of each Merger Agreement.

          "Estimated Adjustment Amount", "Estimated Capital Expenditure Deficiency or Excess", "Estimated Closing Indebtedness and Other Liabilities", "Estimated Severance and Incentive Liabilities" and "Estimated Working Capital Deficit or Balance", for purposes of each Merger Agreement, have the respective meanings given such terms in Section 4.03 of the Merger Agreement, and for purposes of the Purchase Agreement have the respective meanings given such terms in Section 4.02 of the Purchase Agreement.

          "Exchange Act" means the Securities Exchange Act of
       1934, as amended.

          "Excluded Assets" of the Cablevision Companies are
       (i) the assets set forth below the name of such Cablevision Company on Attachment I hereto and all associated liabilities that are set forth in such Schedule and (ii) any Excluded Systems Assets.

          "Excluded Laws and Proceedings" has the meaning given such term in the definition of "Rate Laws".

          "Excluded Liabilities" has the meaning given such term in Section 2.04 of the Purchase Agreement.

          "Excluded Systems Assets" means cable television operations (and all associated assets, including plant, franchises, leases and other contracts) designated as Excluded Assets pursuant to Section 5.25 of the Supplemental Agreement, and any liabilities in respect of such Excluded Systems Assets as designated by the Principal Stockholder, the amount of which liabilities shall not exceed the gross value of such cable television operations (and associated assets); provided, however that the term Excluded Systems Assets shall not, in any event, include any cable television operations (and associated assets) or liabilities that are set forth on Attachment I hereto.

          "FCC" means the Federal Communications Commission.

          "Financial Statements" has the meaning given such term in Section 3.01(e)(ii) of the Supplemental Agreement.

          "Franchise" has the meaning given to such term in
       Section 3.01(p) of the Supplemental Agreement.

          "Franchise Area" means any of the geographic areas in which any Cablevision Company is both providing and is authorized or otherwise permitted to provide cable television service, whether pursuant to a Franchise or otherwise (including any area for which authorization by a Governmental Entity is not required).

          "FTC" means the Federal Trade Commission.

          "GAAP" means United States generally accepted accounting principles.

          "Gerry Companies" means the Merger Gerry Companies and the Purchase Gerry Companies.

          "Governmental Entity" means any Federal, state or local government or any court, administrative or regu-latory agency, whether domestic or foreign.

          "Hazardous Substance" means any explosive or regu-lated radioactive material or substance, hazardous or toxic material, waste or chemical, petroleum and petroleum product (including crude oil and any fraction thereof), asbestos or asbestos-containing material, and any other material or chemical regulated pursuant to any Environmental Law, including any material listed in 49 C.F.R. Section 172.101 and any material defined as hazardous pursuant to Section 101(14) of CERCLA.

          "Homes Passed" means, with respect to any System, the total of (a) the number of single family residences capable of being serviced in such System without further line construction and (b) the number of units in multi-family residential buildings capable of being serviced in such System without further line construction.

          "HSR Act" means The Hart-Scott-Rodino Antitrust
       Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Indebtedness" means with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (B) all obligations of such

       Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid (other than trade payables of such Person incurred in the ordinary course of such Person's business), (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,
       (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (F) all lease obligations of such Person capitalized on the books and records of such Person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such Person under interest rate, currency or commodity swap or hedging transactions (valued at the termination value or settlement amount thereof, computed as of the Closing Date in the manner set forth in the instruments and agreements with respect to such transactions entered into by the Cablevision Companies, such termination value or settlement amount to be so computed whether or not such transactions have actually been terminated under such instruments or agreements as of the Closing Date), (I) all letters of credit issued for the account of such Person (other than letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business and letters of credit issued in respect of franchise, pole attachment agreements and insurance agreements) and (J) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; provided, however, that (i) Indebtedness shall not include any amounts in respect of performance or other similar bonds issued by such Person in the ordinary course of business; (ii) the amount in respect of any transaction of the type referred to in clause (H) above that results in or represents the right of such Person to receive payments or that otherwise constitutes an asset of such Person (valued as set forth in the parenthetical in clause (H)) shall be offset against the amount of Indebtedness of such Person; (iii) the face amount due upon maturity of any Indebtedness shall be deemed to be the principal amount of such

       Indebtedness; (iv) the Philadelphia Minority Interest Amount shall not constitute Indebtedness except as expressly provided in clause (ii) of the definition of Closing Indebtedness and Other Liabilities and (v) any prepayment penalties under Indebtedness resulting from the consummation of the Transactions or the discharge or satisfaction of the Debt Documents shall not constitute Indebtedness.

          "Indemnified Party" and "Indemnity Obligor" have the respective meanings given such terms in Section 7.01(c) of the Supplemental Agreement.

          "Individual Subscriber" means, with respect to any System as of any date, each subscriber to such System at such System's Basic Subscriber Rate (including subscribers who receive regularly offered discounts, such as senior citizens and subscribers included in such System's Limited Income Rate Program as administered on the date of this Agreement) (i) who has made at least one full month's payment without discount (excluding the discounts referred to above), together with any applicable installation fees,
       (ii) whose payment to such System for service (including installation fees, but excluding late charges) is not more than sixty days past due from the first day of the period to which any outstanding invoice relates, (iii) who has not given or been given notice of termination and who, consistent with the Company's or the applicable subsidiary's standard policy, should not have been given notice of termination and (iv) with respect to a subscriber who has become such following the date of this Agreement, who has become a subscriber of such System only pursuant to customary marketing promotions conducted in the ordinary course of business.

          "Intellectual Property" means all trademarks, trade names, assumed names, service names, service marks, copyrights, corporate names, patents and patent applications, invention disclosures, registered copy-rights, and applications for registration of the fore-going, and all licenses, product developments, processes, know-how and trade secrets (including customer and supplier lists) and unregistered marks, together with the goodwill associated with the related business of the Cablevision Companies and their subsidiaries.

          "Lien" means any pledge, claim, lien, charge, encumbrance, restriction on transfer or security interest of any kind or nature whatsoever.

          "Loss" has the meaning given such term in
       Section 7.01(a) of the Supplemental Agreement.

          "Merger Agreement" means each of the Company Merger
       Agreement, the CMP Merger Agreement and the CPI Merger
       Agreement.

          "Merger Consideration" has the respective meaning given such term in Section 4.01(c) of any of the Merger
       Agreements, as applicable in the context.

          "Merger Gerry Companies" means CMP and CPI.

          "Mergers" means the Company Merger, the CMP Merger and the CPI Merger.

          "Morgan Stanley Shares" means the shares of Common
       Stock held in the name of Morgan Stanley & Co.
       Incorporated and listed in Section 3.01(c) of the Disclosure Schedule.

          "Net Capital Expenditure Deficiency" means the excess, if any, of (i) the sum of all Capital Expenditure
       Deficiencies applicable to the Company and the Gerry
       Companies over (ii) the sum of all Capital Expenditure
       Excesses applicable to the Company and the Gerry
       Companies.

          "Net Capital Expenditure Excess" means the excess, if any, of (i) the sum of all Capital Expenditure Excesses applicable to the Company and the Gerry Companies over
       (ii) the sum of all Capital Expenditure Deficiencies applicable to the Company and the Gerry Companies.

          "Noncompetition Agreement" means any of the Non-competition Agreements dated as of the Closing Date among Parent and each of the Principal Stockholder, Rodney W.
       Cornelius and Frederick H. Schulte.

          "Non-Subsidiary Equity Investment" means, with respect to any Person, any corporation, partnership or other entity (other than a subsidiary of such Person) whose voting securities, partnership interests or other equity interests (other than marketable securities) are owned by such Person.

          "Office Lease" has the meaning given such term in
       Section 5.10 of the Supplemental Agreement.

          "Parent" means Time Warner Inc., a Delaware cor-poration.

          "Parent Common Share Number" for purposes of each Merger Agreement has the meaning given such term in
       Section 4.01(c) of the Merger Agreement and for purposes of each Purchase Agreement has the meaning given such term in Section 2.01 of the Purchase Agreement.

          "Parent Common Stock" means the Common Stock, par value
       $1.00 per share, of Parent, as it may be adjusted pursuant to Section 4.06 of each Merger Agreement and Section 4.05 of each Purchase Agreement.

          "Parent Common Stock Adjustment" has the meaning given such term in Section 4.06 of the Merger Agreement.

          "Parent Material Adverse Change" or "Parent Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, condition (financial or other) or results of operations of the Parent and its subsidiaries, taken as a whole; provided, however, that a change or effect (or development) shall not be deemed to be a Parent Material Adverse Effect if
       (i) such change is a Parent Common Stock Adjustment or such effect (or development) is an effect thereof or
       (ii) such effect (or development) is primarily the result of (A) a change in economic conditions in the United States of America generally or (B) a change in conditions (including Rate Laws, Rate Proceedings, other Federal, state or local governmental actions, legislation or regulations or competitive activities) applicable to the cable industry generally on a national, state, regional or local basis (unless, in any such case, such governmental action, legislation or regulation (other than a Rate Law or Rate Proceeding) or such competitive activity is directed primarily at Parent or any of its subsidiaries (even if such action is on its face applicable to the cable industry generally) and is attributable primarily to the actions or inactions, which actions or inactions are not (or were not) consistent with what a prudent long-term cable operator would do (or would have done) or fail to do (or would have failed to do) in the circumstances existing at the time of such actions or inactions, of one or more of Parent or any of its subsidiaries).

          "Parent Series E Certificate" means the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of the Parent Series E Preferred Stock in the form of Exhibit B to the Supplemental Agreement.

          "Parent Series E Preferred Stock" means the Series E
       Convertible Preferred Stock, par value $1.00 per share, of Parent, with rights, preferences and terms as set forth in the Parent Series E Certificate.

          "Parent Series F Certificate" means the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of the Parent Series F Preferred Stock in the Form of
       Exhibit C to the Supplemental Agreement.

          "Parent Series F Preferred Stock" means the Series F
       Convertible Preferred Stock, par value $1.00 per share, of Parent, with rights, preferences and terms as set forth in the Parent Series F Certificate.

          "Parent Stock" means the Parent Common Stock, the
       Parent Series E Preferred Stock and the Parent Series F
       Preferred Stock.

          "Permit" means any permit, license, franchise, author-ization, variance, exemption, concession, lease, instru-ment, order or approval of any Governmental Entity.

          "Permitted Assignees" means (i) each of Alan Gerry and his spouse, (ii) siblings of Alan Gerry, (iii) lineal descendants (including adoptive children) of the individuals referred to in the foregoing clauses (i) and (ii), (iv) a trust for the benefit of, the estate of, heirs, devisees, legatees, executors, personal representatives, administrators, guardians or conservators of any of the individuals referred to in the foregoing clauses (i), (ii) and (iii) (but only in their capacity as such), (v) charitable trusts and charitable foundations formed by Alan Gerry and (vi) any corporation or partnership in which one or more of the individuals or entities referred to in the foregoing clauses (i) through (v) owns in the aggregate more than 80% of the voting interests thereof, which voting interests shall be determined with reference to the power to vote the Parent Stock beneficially owned by such corporation or partnership and the power to dispose of or acquire Parent Stock.

          "Person" means an individual, corporation, part-nership, joint venture, association, trust, unincor-porated organization or other entity.

          "Philadelphia Minority Interest" means the partnership interest in the Philadelphia Partnership to be acquired by the Company or any subsidiary thereof pursuant to the Philadelphia Minority Interest Purchase Agreement.

          "Philadelphia Minority Interest Amount" means the aggregate amount paid or payable by the Company or any subsidiary thereof or the Surviving Corporation or any subsidiary thereof to acquire the interest in the Philadelphia Partnership that is not owned by the Company or any subsidiary thereof on the date of the Supplemental Agreement.

          "Philadelphia Minority Interest Purchase Agreement" means the Purchase Agreement dated as of November 3, 1994, among James N. Wade, Wade Communications, Inc. and CIC Management Corporation, as the same may be amended from time to time as permitted by Section 4.01 of the Disclosure Schedule.

          "Philadelphia Partnership" means Wade Communications
       Partnership, a Pennsylvania general partnership.

          "Pre-Closing Tax Period" means any taxable period ending on or before the Closing Date (determined in accordance with Treasury Regulation Section 1.1502-76(b), as amended by Treasury Decision 8560), including the portion up to the Closing Date of a period that begins before and ends after the Closing Date.

          "Principal Stockholder" means Alan Gerry, the individual party to the Acquisition Documents.

          "Purchase" has the meaning given such term in the recitals to the Purchase Agreement.

          "Purchase Agreement means the Purchase Agreement dated as of February 6, 1995, between the Principal Stockholder, the Gerry Companies and Parent.

          "Purchase Consideration" has the meaning given such term in Section 2.05 of the Purchase Agreement.

          "Purchase Gerry Companies" means the Asset Gerry
       Companies and the Equity Gerry Companies.

          "Rate Laws" means (i) (A) the rate regulation pro-visions of the Cable Television Consumer Protection and Competition Act of 1992 (the "92 Act"), (B) any laws, statutes, ordinances, rules, regulations, orders or other actions (for purposes hereof, laws, statutes, ordinances, rules, regulations, orders and other actions are referred to as "Rate Actions") promulgated, enacted or taken on, prior to or after the date of the Supplemental Agreement or at any time thereafter by the FCC under or pursuant to the rate regulation provisions of the 92 Act; and (C) any Rate Action, regardless of how such Rate Action may be characterized under state or local law, promulgated, enacted or taken on, prior to or after the date of the Supplemental Agreement by any state or local Governmental Entity or other Person under or pursuant to the rate regulation provisions of the 92 Act; (ii) any other Federal law, statute, rule or regulation promulgated, enacted or taken after the date of the Supplemental Agreement that directly regulates the rates of any System; and (iii) to the extent (but only to the extent) applicable to the creation, implementation, billing, marketing or offering of "a la carte" cable services and packages by the Systems of any Cablevision Company or any subsidiary thereof taken in response to and following the effectiveness in September 1993 of the rate regulations promulgated under the 92 Act and in a good faith attempt to comply with such regulations ("A La Carte Pricing"), any Federal (other than as referred to in clauses (i) or (ii) above), state or local consumer protection, negative option, trade practice or other similar law, statute, rule, regulation, order or action (whether promulgated, enacted or taken prior to or after the date of the Supplemental Agreement or at any time thereafter), relating to the Rate Practices of the Systems, the Cablevision Companies or their respective subsidiaries; provided, however, that Rate Laws shall not include any laws, statutes, rules, regulations, orders or other actions based on misrepresentation, fraud and antitrust violations, including price fixing and collusion (except to the extent that any Rate Proceeding relating to any such law, statute, rule, regulation, order or other action, although putatively based on such a law, statute, rule, regulation, order or other action is in substance based on the Rate Practices undertaken by a Cablevision Company for or to effect A La Carte Pricing) (all such laws, statutes, rules, regulations, orders or other actions so based being referred to as "Excluded Laws and Proceedings").

          "Rate Practices" means any activity that was, is or can reasonably be expected to be subject to Rate Laws, whether existing or taken on, prior to or after the date of the Supplemental Agreement.

          "Rate Proceeding" means any claim, investigation, certification, inquiry, suit, action or similar pro-ceeding made, instituted or threatened by any Person, (including any Governmental Entity) or before any Governmental Entity, arising from, relating to or in connection with Rate Laws, whether existing on or prior to the date of the Supplemental Agreement or arising thereafter.

          "Registration Rights Agreement" means the Registration
       Rights Agreement among Parent and the Stockholders, substantially in the form of Exhibit D to the Supplemental
       Agreement, which shall be executed on the date of the Supplemental Agreement.

          "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

          "SEC" means the Securities and Exchange Commission

          "SEC Documents" has the meaning given such term in
       Section 3.01(e)(i) of the Supplemental Agreement.

          "Second Level Adjustment" for purposes of each Merger
       Agreement has the meaning given such term in
       Section 4.02(b) of such Merger Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series F Share Number" has the meaning given such term in Section 4.01(c) of the Company Merger Agreement.

          "Series F Valuation Number" has the meaning agreed to from time to time by Parent and the Principal Stockholder.

          "Severance and Incentive Liabilities" of the Company or any Gerry Company, as the case may be, means all liabilities of the Company or such Gerry Company and its respective subsidiaries (i) for severance or other termination of any of its employees during the period prior to the Closing Date (including pursuant to Exhibit E of the Supplemental Agreement), (ii) with respect to Transition Employees, as described on Exhibit E to the Supplemental Agreement and (iii) with respect to the Benefit Plans referred to in Section 5.03 of the Supplemental Agreement; provided, however, that the term "Severance and Incentive Liabilities" shall not include any such liabilities in respect of any Systems Employee whose primary function immediately prior to the Closing Date was in respect of any Excluded Systems Asset.

          "Specified Copyright Liabilities" means any liabilities arising out of the matters set forth in
       Section 3.01(t)(ii)(1)(c) of the Disclosure Schedule.

          "Specified Environmental Liabilities" means liabilities of any Cablevision Company in respect of (i) the leased tower site located near Bolivar Road in the town of Sullivan, New York and (ii) the underground storage tank located in South Carolina referred to in
       Section 3.01(o)(iii)(H) of the Supplemental Agreement.

          "St. Augustine Right of First Refusal" means the right of first refusal granted to Continental Cablevision, Inc. ("Continental") pursuant to Section 2 of the Agreement dated as of April 13, 1987, between Continental and Cablevision Industries Limited Partner-ship.

          "St. Augustine System" means the System or portion thereof that is the subject of the St. Augustine Right of First Refusal.

          "Stockholder" means any holder of Company Common Stock.

          "Stockholders' Agreement" means the Stockholders' Agreement among Parent, the Principal Stockholder and the Permitted Assignees party thereto, substantially in the form of Exhibit J to the Supplemental Agreement, which shall be executed prior to the Closing.

          "Stockholders' Representative" for purposes of each Merger Agreement has the meaning given such term in
       Section 4.07 of such Merger Agreement and for purposes of the Purchase Agreement has the meaning given such term in
       Section 4.06 of the Purchase Agreement.

          "Sub" means TW CVI Acquisition Corp., a Delaware corporation.

          "Subscriber Adjustments" means the sum of (i) the aggregate number of Basic Equivalent Subscribers in the Excluded Systems Assets as of the Closing Date; (ii) if the St. Augustine Right of First Refusal is exercised and the System in respect thereof is sold pursuant thereto, the aggregate number of Basic Equivalent Subscribers in such System as of the date of sale; and (iii) if any of the municipal or service agreement buy-back rights set forth in Section 6.03(e) of the Disclosure Schedule are exercised, the aggregate number of Basic Equivalent Subscribers in such Systems, in each case as of the earlier of the Closing Date and the date of sale.

          "Subscriber Equivalent" means, with respect to any System, as of any date, the quotient of (i) the aggregate revenues earned by such System for Basic Services during the last full calendar month ending on or prior to such date, from billings to residential and commercial multiple dwelling units, other subscribers of such System that are billed for such service on a bulk basis and single family households that receive Basic Cable Service but is not otherwise an Individual Subscriber, divided by
       (ii) the Basic Subscriber Rates of such System for the 30 days immediately preceding such date. For purposes of the foregoing calculation of aggregate revenues, there shall be excluded all revenues earned from (x) (i) that portion of the billings to each subscriber representing an installation or other non-recurring charge or a separately stated charge for equipment (ii) with respect to a bulk account in any residential unit (e.g., an individual apartment or rental unit), a charge for any tiered service or a pass-through charge for sales taxes, line-itemized franchise fees and charges and (y) billings to any bulk account or single family household that receives Basic Cable Service but is not otherwise an Individual Subscriber (I) that has not paid for at least one full calendar month, (II) that is sixty days or more in arrears in payment for services, or (III) which is pending disconnection for any reason.

          "subsidiary" means, with respect to any Person, another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned (beneficially or otherwise) directly or indirectly by such first Person or any subsidiary thereof.

          "Supplemental Agreement" means the Supplemental
       Agreement dated as of February 6, 1995, among the Company, the Gerry Companies, the Principal Stockholder, the Direct
       Holders, Parent and Sub.

          "Support Agreement" means the Support Agreement dated as of February 6, 1995, between the Company and the Principal Stockholder.

          "Surviving Corporation" has the meaning given to such term in Section 2.01 of the each Merger Agreement.

          "System" means any cable television system owned and operated by any Cablevision Company or any combination of any of them (or, after the Closing Date, by any Surviving
       Corporation or Parent or any of its subsidiaries).

          "Systems Employee" means, in respect of any Cablevision
       Company, any employee of such Cablevision Company as of the Closing Date, other than a Corporate/Regional
       Employee.

          "Tax" or "Taxes" includes all Federal, state, local or foreign income, gross receipts, franchise, capital, property, sales, use, excise, transfer, license, payroll, withholding and other taxes and assessments, together with any interest or penalties on underpayments of tax, any additions to tax and any penalties for late filing of or failure to file tax returns or reports.

          "Threshold", for purposes of each Merger Agreement, has the meaning given such term in Section 4.02(a) of such Merger Agreement, and for purposes of the Purchase
       Agreement, has the meaning given such term in
       Section 4.01(a) of the Purchase Agreement.

          "Transactions" means the transactions contemplated by the Acquisition Documents.

          "Transferable Franchise Area" means any Franchise Area in respect of which (A) any authorization, consent, order or approval of any Governmental Entity necessary for the transfer of control of the Franchise (or, in the case of Franchises of any Asset Gerry Company, assignment of the Franchise) for such Franchise Area in connection with the consummation of the Transactions has been obtained; (B) no authorization, consent, order or approval of any Governmental Entity is necessary for the transfer of control of the Franchise (or in the case of Franchises of any Asset Gerry Company, assignment of the Franchise) for such Franchise Area in connection with the consummation of the Transactions; or (C) no Franchise is required for the provision of cable television service in such

       Franchise Area; provided, however, that a Franchise Area shall not be a Transferable Franchise Area unless any purchase rights or rights of first refusal that are exercisable based on the occurrence of any Merger or the Purchase have been cancelled or waived or expired unexercised and any other purchase rights or rights of first refusal have not been exercised as of the Closing Date.

          "Transition Employees" has the meaning given such term in Section 5.24(b) of the Supplemental Agreement.

          "TWE" means Time Warner Entertainment Company, L.P., a
       Delaware limited partnership.

          "TWE-Advance/Newhouse" means Time Warner Entertainment-
       Advance/Newhouse Partnership, a New York general partnership.

          "Voting Power" has the meaning set forth in the Stockholders' Agreement.

          "Voting Securities" has the meaning set forth in the Stockholders' Agreement.

          "Working Capital Assets" of the Company or any Gerry Company, as the case may be, as of the Closing Date means the sum of (i) cash and cash equivalents, marketable securities other than the shares of Common Stock of QVC Network Inc. (or cash or other assets in respect thereof) valued at fair market value, prepaid pole attachment rentals, prepaid insurance premiums and other prepaid items of the Company, or any Gerry Company, as the case may be, and its respective subsidiaries, in each case as of such date; (ii) receivables from subscribers to the Systems owned by the Company, or any Gerry Company, as the case may be, and its respective subsidiaries (exclusive of those that are past due for more than 60 days) and other receivables (valued at Book Value) and deposits as of such date (but only to the extent that such receivables and deposits are available to the applicable Surviving Corporation, the Asset Gerry Company or Parent, as applicable, and it being understood that receivables from any Stockholder, any employee of a Cablevision Company shall not be deemed to be Working Capital Assets of a Cablevision Company other than up to $100,000 of receivables from employees incurred in the ordinary course of business consistent with past practices); (iii) tax refunds due to the Company, or any Gerry Company, as the case may be, or its respective subsidiaries for any taxable year ending on or including the Closing Date; (iv) in the case of the Company (or its subsidiaries, if applicable), if the Philadelphia Minority Interest has not been purchased by the Company or any subsidiary thereof as of the Closing Date, the receivables from James N. Wade, but only to the extent that such amount is available to be used to satisfy the payment of the Philadelphia Minority Interest Amount; and (v) in the case of the Company, any receivable for loans, advances or management fees due from the Gerry Companies; The "Book Value" of any receivable shall be the amount of such receivable less a reasonable reserve for collectibility.

          "Working Capital Balance" of the Company or any Gerry Company, as the case may be, means the excess of the Working Capital Assets of the Company, or any Gerry Company, as the case may be, and its respective subsidiaries over the Working Capital Liabilities of the Company, or any Gerry Company, as the case may be, and its respective subsidiaries, in each case computed on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the SEC Documents, in the case of the Company or in the Financial Statements, in the case of a Gerry Company (but without giving effect to any exclusions based on lack of materiality), except where a different computational basis is provided for in the definition of Working Capital Assets or Working Capital Liabilities. For purposes of making this computation, Working Capital Assets and Working Capital Liabilities shall be calculated before giving effect to the consummation of the Mergers or the Purchase.

          "Working Capital Deficit" of the Company or any Gerry Company, as the case may be, means the excess of the Working Capital Liabilities of the Company, or any Gerry Company, as the case may be, and its respective subsidiaries over the Working Capital Assets of the Company, or any Gerry Company, as the case may be, and its respective subsidiaries, in each case computed on a consolidated basis in accordance with GAAP applied on a basis consistent with that used in preparing the SEC Documents, in the case of the Company, or in the

       Financial Statements, in the case of any Gerry Company (but without giving effect to any exclusions based on lack of materiality), except where a different computational basis is provided for in the definition of Working Capital Assets or Working Capital Liabilities. For purposes of making this computation, Working Capital Assets and Working Capital Liabilities shall be calculated before giving effect to the consummation of the Mergers or the Purchase.

          "Working Capital Liabilities" of the Company or any Gerry Company, as the case may be, means, as of the Closing Date without duplication, the sum of (i) accounts payable and other current liabilities of the Company or any Gerry Company, as the case may be, and its respective subsidiaries, (ii) expenses of the Company or any Gerry Company, as the case may be and its respective subsidiaries relating to the consummation of the Transactions, including fees and expenses such as attorneys , accountants, financial advisors and brokers fees, if such fees and expenses are paid after the Closing Date, but excluding any expenses that Parent agrees to pay (directly or through any Cablevision Company, Sub, CPI Acquisition Sub or CMP Acquisition Sub) in accordance with
       Section 5.02 or payable by Parent pursuant to
       Section 5.06(b), (iii) other accrued and unpaid expenses of the Company or any Gerry Company, as the case may be, and its respective subsidiaries (including amounts due and payable in respect of deferred compensation and unpaid taxes) as of such date, (iv) subscribers' prepayments and deposits as of such date, (v) the aggregate amount of all distributions and other payments made by the Company or any Gerry Company, as the case may be, and its respective subsidiaries on or after the date of this Agreement and on or prior to the Closing Date in violation of
       Section 4.01(a) and that did not otherwise reduce Working Capital Assets, (vi) if the Philadelphia Minority Interest Amount has not been purchased prior to the Closing Date, $20,980,000 and (vii) in the case of the Gerry Companies, any payable for loans, advances or management fees due to the Company; provided, however, that the term "Working Capital Liabilities" shall in no event include
       (x) deferred taxes of any Cablevision Company, (y) amounts included in the Severance and Incentive Liabilities of any Cablevision Company or (z) liabilities transferred without recourse to any Cablevision Company with any Excluded Assets.

          Interpretation. When a reference is made in any Acquisition Document Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, such Acquisition Document unless otherwise indicated. The table of contents and headings contained in any Acquisition Document are for reference pur-poses only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in any Acquisition Document, they shall be deemed to be followed by the words "without limitation".